Dated the                               day of                               2010

AITKEN, VANSON & COMPANY LIMITED

And

SUN LINE INDUSTRIAL LIMITED

TENANCY AGREEMENT

OF

UNIT 2103, 21/F

AITKEN VANSON CENTRE

THIS AGREEMENT	is made the 10 day of March Two Thousand And Ten

Parties	BETWEEN the parties more particularly described and set out in the First Schedule hereto.

WHEREBY IT IS AGREED as follows:

Description of premises, term and rent
1.    The Landlord shall let and the Tenant shall take on an “as is” basis ALL THAT the premises more particularly described and set out in the Second Schedule hereto (hereinafter referred to as “the said premises”) forming part of the messuage erections and building known as AITKEN VANSON CENTRE (hereinafter referred to as “the said Building”) erected on ALL THAT piece or parcel of ground situate lying and being at No. 61 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong and registered in the Land Registry as KWUN TONG INLAND LOT No. 354 (hereinafter referred to as “the said Land”) TOGETHER with the right in common with the Landlord and all others having the like right to use and enjoy all entrances, lift hall, staircases, landings, passages and lavatories in the said Building in so far as the same are necessary for the proper use and enjoyment of the said premises AND ALSO TOGETHER with the right in common as aforesaid to use and enjoy all lifts and central air-conditioning and heating services (if any) intended for common use and provided and installed in the said Building whenever the same shall be operating for the term and at the rent more particularly described and set out in the Third Schedule hereto.

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Deposit
2.    The Tenant shall on the signing of this Agreement deposit to the Landlord the sum more particularly described and set out in the Third Schedule hereto (hereinafter referred to as “the said deposit”) to secure the due performance and observance of the agreements stipulations and conditions herein contained and on the part of the Tenant to be observed and performed. At the expiration or sooner determination of this Agreement if the Tenant shall have paid all rent and air-conditioning and management charges and other sums payable hereunder and if there shall be no breach non-observance or non-performance of any of the agreements stipulations or conditions herein contained on the Tenant’s part to be observed and performed the Landlord shall refund to the Tenant the said deposit within twenty-one (21) days after delivery of vacant possession of the said premises to the Landlord but without any interest thereon but if there shall be any rent or air-conditioning and management charges or other sums payable hereunder in arrears the Landlord shall be entitled to apply the said deposit towards payment of such arrears and if there shall be breach non-observance or non-performance of any of the agreements stipulations or conditions herein contained on the Tenant’s part to be observed and performed the Landlord shall be entitled to apply the said deposit or such part or parts thereof towards remedying such breach (in so far as this may be possible) in which event the Tenant shall within seven (7) days of a written demand by the Landlord as a condition precedent to the continuation of the tenancy hereby created deposit with the Landlord the amount by which the said deposit may have been reduced (a certificate issued by the Landlord in this connection shall be conclusive and binding upon the Tenant save for manifest errors) and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to forfeit the tenancy hereby created and to re-enter on the said premises or any part of parts thereof and to recover possession of the said premises and to determine this Agreement in which event the Landlord shall be entitled to deduct sums sufficient to compensate the Landlord for all losses costs and expenses suffered as a result thereof from the said deposit without prejudice to any other right or remedy of the Landlord hereunder. In no event however shall the Tenant be entitled to treat payment of the said deposit as payment of the rent or the air-conditioning and management charges or other charges or fees or sums payable hereunder.

Tenant’s obligations	3. The Tenant to the intent that the obligations hereunder shall continue throughout the term hereby agrees with the Landlord as follows:-

To pay rent	(a)	To pay the rent on the days and in the manner herein provided for payment thereof.

To pay government rent, rates, tax etc	(b)
To pay and discharge punctually all government rent, rates, taxes, assessments, duties, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be assessed, imposed charged or levied by the Government of the Hong Kong Special Administrative Region (hereinafter referred to as “Government of HKSAR”) or other lawful authority upon the said premises or upon the owner or occupier thereof (Property Tax and expenses of a capital or non-recurring nature alone excepted). The Tenant shall unless the Landlord otherwise directs pay all rates imposed on the said premises in the first place to the Landlord or to the manager charged with the management of the said Building during the term of the tenancy (hereinafter referred to as “the Manager”) as the Landlord may so direct in writing and the Landlord or the Manager (as the case may be) shall settle the same with the Government of HKSAR and in the event of the said premises not yet having been assessed to rates the Tenant shall pay to the Landlord (or to the Manager as the Landlord may so direct in writing) a sum equal to 3% on the basis of a notional rateable value of the said premises calculated as the aggregate of twelve months’ rent payable by the Tenant on account of the Tenant’s liability under this Clause which sum shall be payable on a monthly basis in advance and any overpayment or underpayment by the Tenant shall be adjusted when the said premises have been assessed to rates. Likewise, the Tenant shall unless the Landlord otherwise directs pay all government rent in the first place to the Landlord or the Manager as the Landlord may so direct in writing and the Landlord or the Manager (as the case may be) shall settle the same with Government of HKSAR and in the event of such Government rent not yet having been assessed the Tenant shall pay to the Landlord or the Manager as the Landlord may so direct in writing, a sum equivalent to 3% of the notional rateable value of the said premises calculated as the aggregate of twelve months’ rent payable by the Tenant which sum shall be payable on a monthly basis in advance and any overpayment or underpayment by the Tenant shall be adjusted when such Government rent has been assessed.

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To pay service charges and deposits	(c)
To pay and discharge punctually during the term all deposits and charges for gas, water, electricity, telephone and other services whatsoever now or at any time hereafter consumed by the Tenant and chargeable in respect of the said premises and to pay and discharge all necessary deposits for the supply of gas, water, electricity, telephone and other services for the common area and the common service facilities of the said Building when required and to comply with all requirements of the gas, water, electricity, telephone and other services authorities or suppliers relating to the use of such services or the fitting out of the said premises by the Tenant Provided That if there shall be more than one tenant to share the use of one gas, water or electricity meter (as the case may be) then the charges for the supply of gas, water or electricity (as the case may be) to such tenants shall be shared and paid by the said tenants in proportion.

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To pay air- conditioning and management charges	(d)	(i)
To pay to the Landlord punctually during the term such monthly contribution towards the costs, charges and expenses for the maintenance and supply of air- conditioning and management services or otherwise as shall be required by the Landlord.

Adjustment of air- conditioning the and management charges		(ii)
If at any time during the term the operating cost relative to the supply of the air-conditioning and services or otherwise shall have risen the Landlord shall have right from time to time to increase the air-conditioning and management charges in proportion to the said increase whose assessment shall be conclusive.

Normal business hours and operating hours of air- conditioning		(iii)
To follow the normal business hours of the said Building. The normal business hours of the said Building means the hours other than on Sundays and public holiday between 8:00 a.m. and 8:00 p.m. on each Monday to Friday which is not a public holiday and between 8:00a.m. and 3:00p.m. on each Saturday which is not a public holiday. The Landlord reserves the right to alter or amend the said business hours from time to time and to such extent as the Landlord shall in its discretion deem appropriate or necessary. The Landlord also reserves the right to change the operating hours of the central air-conditioning system of and in the said Building. Unless and until otherwise changed the operating hours of such air-conditioning shall be the same as the said business hours.

Extra air- conditioning charges for extended hours of air-conditioning		(iv)
Should the Tenant require the operating hours of the air-conditioning be extended, the Tenant shall give written notice reasonably in advance to the Manager for the necessary arrangement and shall pay to the Landlord such extra and additional charges at such hourly rate or monthly contribution as shall be determined by the Landlord from time to time for the supply of extended hours of air-conditioning. For the avoidance of doubt, neither the Landlord nor the Manager gives any representation and/or warranty that any extended hours of air-conditioning can be arranged upon a request by the Tenant.

To submit fit out plans for approval	(e)	(i)
The Tenant shall within fourteen (14) days upon receipt of the Fit Out Guide in respect of the said Building at its own cost and expense prepare and submit fit out plans and specifications to the Landlord and the Manager for their approval. Failure of the Tenant to submit the fit out plans and specifications within the prescribed time for approval shall not entitle the Tenant to any extension of the commencement date of the tenancy hereby created nor to any extension of the payment of the rent or air-conditioning and management charges payable by the Tenant hereunder.

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To fit out in accordance with approved fit out plans		(ii)
To fit out the said premises at the Tenant’s expense in accordance with such fit out plans and specifications as shall have been first submitted to and approved in writing by the Landlord and the Manager in a good and proper workmanlike fashion and in all respects in a style and manner appropriate to a first class industrial/office building and so to maintain the same throughout the term in good repair and condition to the satisfaction of the Landlord and the Manager. In the event of such approval being requested, it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord and the Manager all fees and costs incurred by the Landlord and the Manager in employing architects, engineers, professionals, specialist and/or consultants to vet examine and scrutinise such fit out plans and specifications. Such approval from the Landlord and the Manager shall in no event relieve the Tenant from the responsibility to obtain all necessary permits and licences pertaining to the fitting out works and the Tenant shall give all notices required and shall comply with all Ordinances, rules, regulations and all regulations and by-laws of any public utility company or authority. The Tenant shall not cause or permit to be made any variations to the approved fit out plans and specifications or to the interior design or layout of the said premises without the prior approval in writing of the Landlord and the Manager.

To comply with the terms and conditions of fitting out		(iii)	To comply with the terms and conditions as set out in the Fourth Schedule hereto which may be revoked or amended by the Landlord or Manager at any time and from time to time.

Floor-loading	(f)	(i)
Not to place on or in any part of the said premises any machinery, goods, materials, or merchandise which may cause the maximum floor loading-bearing capacity therefor to be exceeded or do anything on the said premises or any part or parts thereof whereby excessive noise, vibration or resonance or other form of excessive disturbance or annoyance is created so as to give reasonable cause for complaint to the Landlord or any other persons in or outside the said Building.

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Installation of machinery		(ii)
Not to install any machinery in the said premises or any part or parts thereof before submitting for the approval of the Landlord and the Manager full particulars and information regarding such machinery (particularly as to the type and weight thereof) intended to be installed in the said premises together with a general layout plan of the said premises showing the actual position at which such machinery is intended to be installed, and obtaining approval of the Landlord and the Manager therefor. In granting any such approval (which may be granted with such condition or conditions as the Landlord and/or the Manager may in its/their reasonable opinion deem fit), it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord and the Manager all fees and costs incurred by the Landlord and the Manager in employing professional(s) to examine and give such approval.

Absorbers		(iii)
Not to mount and equip any machinery (particularly machinery with horizontal reciprocating action) in the said premises or any part or parts thereof without anti-vibration absorbers and anti-dumping absorbers of such types and design as shall be approved in writing by the Landlord and the Manager. In granting any such approval (which may be granted with such condition or conditions as the Landlord and/or the Manager may in its/their reasonable opinion deem fit), it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord and Manager all fees and costs incurred by the Landlord and the Manager in employing professional(s) to examine and give such approval.

Covenants for repair	(g)
At the expense of the Tenant to keep the interior of the said premises including but not limited to the flooring or interior plaster or other finishes or rendering to walls, floors and ceilings and the Landlord’s fixtures and fittings therein and all additions thereto including all doors, windows, air-conditioning fancoils, electrical installations and wirings, toilet equipments, ventilators, fire-fighting equipments, flush system apparatus and water apparatus in good repair and condition to the satisfaction of the Landlord and sufficiently preserve repair and maintain the same and to deliver up the same to the Landlord at the expiration or sooner determination of the term in like condition. In particular, but without in any way limiting the foregoing:

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To pay cost of replacing broken windows etc.	(i)
To pay or reimburse the Landlord the cost of replacing all broken or damaged windows or glass of the said premises (or elsewhere if used exclusively by the Tenant) whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

To install repair or replace electrical wirings	(ii)
To repair or replace if so required by the appropriate company or authority under the terms of the Electricity Ordinance or any statutory modification or re-enactment thereof or any Regulations made thereunder all the electricity wiring installations and fittings within the said premises and the wiring from the Tenant’s meter or meters to and within the same.

To keep sanitary apparatus in good repair and condition	(iii)
At the expense of the Tenant to keep the water tanks, drains, pipes, toilets, lavatories, sanitary or plumbing apparatus and other water apparatus (hereinafter collectively referred to as “the Sanitary Apparatus”) used exclusively by the Tenant and its servants, employees, agents, invitees, licensees and customers in good, clean and tenantable repair and condition to the satisfaction of the Landlord and in accordance with the regulations or by-laws of all Public Health and other Government authorities concerned and to pay to the Landlord on demand clearing repairing or replacing any of the Sanitary Apparatus choked impeded blocked or stopped owing to the careless or improper use or neglect by the Tenant or any of its servants, employees, agents, invitees, licensees or customers.

To pay cost of replacing light bulbs	(iv)	To reimburse to the Landlord the cost of replacing any damaged, broken, defective or burned out electric light bulbs, tubes and globes in the said premises which are provided by the Landlord.

To be responsible for any loss or damage caused to any property or any person	(v)
To be wholly responsible for any damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the said premises or any fixtures or fittings therein for the repair of which the Tenant is responsible hereunder or in any way owing to the spread of fire or smoke or the overflow of water from the said premises or any part thereof or through the act default or neglect of the Tenant its servants agents licensees or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto, and to effect adequate insurance cover in respect of such risks.

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To protect interior form storm or typhoon		(vi)
To take all reasonable precautions to protect the interior of the said premises from storm or typhoon damage and in the event of such damage being incurred to repair the damage or restore the said premises to a proper state and condition in accordance with the covenants for repair contained in this Clause 3(g).

Employ cleaning contractor	(h)	(i)	The Tenant shall employ their own staff or a cleaning contractor nominated by the Landlord or the Manager at its own expense for the cleaning of the said premises.

To be responsible for removal of garbage and refuse		(ii)
The cleaning contractor shall be responsible for the removal and disposal of all garbage or refuse each day from the said premises to such location as shall be specified by the Landlord and/or the Manager in the manner and subject to such reasonable rules and regulations prescribed by the Landlord and/or the Manager from time to time and until such time as such garbage or refuse is removed from the said Building to keep within the said premises the same securely sealed in containers of a design as specified by the Landlord and/or the Manager from time to time.

To co-operate with cleaning contractor and other		(iii)
To render full co-operation to the cleaning contractor and tenants or occupiers of the other parts of the said Building with a view to keep the said premises and the said Building at all times in a neat and tidy condition.

To pay the cost of affixing or replacing tenant’s name on the directory board		(i)
To pay or reimburse to the Landlord or its agents immediately upon demand the cost of affixing, repairing, altering or replacing as may be necessary the Tenant’s name on the Directory Board (if any) provided by the Landlord and/or the Manager. The Tenant’s name so appearing on the Directory Board in English and Chinese in uniform lettering and characters designed by the Landlord and/or the Manager shall strictly be in accordance with that appearing in this Agreement or its trading name(s) with or without its registered trade mark or logo subject to the Tenant’s request unless prior written consent to name otherwise has first been obtained from the Landlord. The Tenant shall in the event of the Tenant changing its name, notify the Landlord at least seven (7) days prior to such change of name.

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To ensure security equipment in good order		(j)
To ensure at all times that all fire alarms, fire fighting equipments and other equipments for security purpose provided by the Landlord shall not be disrupted, interrupted, damaged or caused to be defective through the act, default or neglect of the Tenant or any of its servants, employees, agents, invitees, licensees or customers.

To permit Landlord to enter and view	(k)	(i)
To permit the Landlord its agents and all persons authorised by it with or without workmen or others and with or without appliances at all reasonable times to enter upon the said premises to view the condition thereof and upon prior notice to the Tenant to take inventories of the fixtures and fittings of the Landlord therein and to carry out any work or repair required to be done provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if the Landlord deems necessary.

To permit Landlord to take prospective tenants or purchasers to view		(ii)
During the three months immediately preceding the expiration of the term hereby granted the Landlord or its authorized agents shall be at liberty to take prospective tenants new purchasers to view the interior of the said premises and to display an advertisement outside the said premises offering the said premises for letting or sale.

To execute repairs on receipt of notices	(1)	(i)
On receipt of any notice from the Landlord or its authorized agents specifying any works or repairs to be done and the time in which they are to be done and which are the responsibility of the Tenant hereunder, forthwith to comply with such notice.

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To permit Landlord to repair and make good the premises		(ii)
If the Tenant shall fail within fourteen (14) days of such notice, of such shorter period as shall be appropriate in case of emergency, to proceed to commence and then to continue diligently and expeditiously to comply with such notice in all respects or if the Tenant shall at any time make default in the performance of any of the agreements stipulations and conditions herein contained for or in relating to the repair decoration preservation protection or maintenance of the said premises or any part or parts thereof it shall be lawful for the Landlord and all persons authorized by the Landlord including but not limited to its agents, servants and workmen to enter upon the said premises and to carry’ out all or any of the works referred to in such notice and the cost of so doing and all expenses incurred thereby shall be paid by the Tenant to the Landlord on demand and shall forthwith be recoverable by the Landlord as debt by action Provided That if the Tenant shall fail to pay such debt within fifteen (15) days, the Landlord shall in addition be entitled to charge interest thereon but no such entry’ repair decoration preservation protection or maintenance shall prejudice the Landlord’s right of re-entry’ and forfeiture hereinafter contained.

To inform Landlord of damage or accident	(m)
To give notice in writing to the Landlord or its authorized agents as soon as practicable after the Tenant shall have become aware of any accident or of any damage caused or that may be caused to the said premises, the fixtures or fittings provided therein by the Landlord, the water pipes, the said Building or any persons thereon and of any defects or want of repair thereof.

To comply with the Fit Out Guide, DMC and House Rule	(n)	(i)
To obey and comply strictly with the provisions of the Fit Out Guide, Deed of Mutual Covenant (if any) and House Rules and to pay the Fit Out Deposit as the Manager may from time to time determine and to conduct the business of the Tenant in such manner as to prejudice the goodwill and reputation of the said Building as a first class industrial/office building

To obey and comply with all notices and announcement made by Landlord or Manager		(ii)
To obey and comply with such rules, regulations or requirements stated in notices or announcements as may from time to time be made imposed adopted introduced or amended by the Landlord and/or the Manager and/or its agents in respect of the said Building.

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To comply with all ordinances etc.	(o)
To obey and comply with and to keep the Landlord indemnified against the breach of all Ordinances, regulations, by-laws, rules, requirements, directions and orders of any government or other competent authority relating to the use of and the conduct and carrying on of the Tenant’s business in the said premises as specified in the Fifth Schedule hereto or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any servant, employee, agent, invitee, licensee or customer of the Tenant and to notify the Landlord forthwith in writing of any notice received from the Manager or any statutory or public authority concerning or in respect of a possible breach of this Clause 3(o).

To be responsible for contractors servants, agents and licensees	(p)	(i)
To be responsible to the Landlord for the acts, neglects, defaults and omissions of all contractors, servants, employees, agents, invitees, licensees or customers of the Tenant as if they were the acts, neglects defaults and omissions of the Tenant and for the purposes of this Agreement “licensee” shall include any person present in, using or visiting the said premises with the consent of the Tenant expressed or implied.

To indemnify the Landlord against all actions etc.		(ii)
To indemnify and keep the Landlord indemnified from and against all actions, proceedings, claims and demands whatsoever brought or made by the tenants and occupiers of the other parts of the said Building and any third party and all costs and expenses (including legal costs on a full indemnity basis) incurred by the Landlord thereby arising in respect of any act or liability caused by or arising from the act, breach of duty, neglect or default (irrespective of whether wilful or not)of the Tenant or any of its contractors, servants, employees, agents, invitees, licensees or customers including but not limited to any breach or non-observance or nonperformance of any of the agreements stipulations and conditions herein contained and on the Tenant’s part to be observed and performed or by reason of any water or smoke or offensive smell or odour originating form the said premises.

To yield up at the end of term	(q)
To quietly yield up the said premises together with all the Landlord’s fixtures, fittings and additions therein and thereto without compensation for any alterations or improvements made to the said premises at the expiration or sooner determination of term and/or this Agreement in good clean and tenantable repair and condition notwithstanding any rule of law or equity to the contrary Provided That the Tenant shall at the Tenant’s expense remove all personal property, fixtures and fittings and additions therein and thereto of the Tenant and make good all damage caused by such removal and reinstate the said premises to the condition they were in at the commencement of the term and thereupon to surrender to the Landlord all keys giving access to all parts of the said premises, the said Building or any part or parts thereof and to make good any damage caused by such removal at the Tenant’s expense.

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To operate the business under specified business name	(r)
The Tenant shall operate business at the said premises under the business name of SUN LINE INDUSTRIAL LIMITED and shall produce to the Landlord a copy of Business Registration Certificate of each of the above business names together with its application form in the said business names and in the sole proprietorship/partnership (as the case may be at the date of signing hereof) of the Tenant at the address of the said premises within 1 month from the commencement of this tenancy.

Tenant’s restrictive covenants
(4)  The Tenant hereby agrees with the Landlord that unless it has obtained the prior written consent of the Landlord on such terms and conditions as the Landlord may impose together with such consent:-

User of the Premises	(a)
(i)     Not to use or permit or suffer the said premises or any part or parts thereof to be used for any purpose other than as specified in the Fifth Schedule hereto and at the expense of the Tenant to obtain all necessary and appropriate licences and/or permits and/or approvals necessary for the carrying on of the Tenant’s business and to comply with any local legislation, regulations and Government requirements and any subsequent amendments (if any) relating to such user on the said premises and at all times to keep current valid and subsisting all such licences and/or permits and/or approvals. For the avoidance of doubt the Landlord does not represent and/or warrant that the said premises are fit to be used for the aforesaid purposes or any part or parts thereof and/or for any particular purpose.

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Not to use for illegal immoral purposes etc.		(ii)
Not to use or cause permit or suffer to be used any part of the said premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or tenants or occupiers of any other neighbouring premises of the Building.

Not to use premises as sleeping quarters or domestic premises		(iii)
Not to use the said premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any Ordinance for the time being in force or to allow any person to remain in the said premises overnight unless with the Landlord’s prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the said premises and the names of the watchmen shall first be registered with the Landlord prior to its giving such permission.

Not to prepare food	(b)	Not to allow any cooking of food on the said premises and not to cause or permit any offensive or unusual odours to be produced upon emanated from the said premises.

Not to produce music or noise audible outside	(c)
Not to produce or permit or suffer to be produced any music or noise (including sound produced by broadcasting or any apparatus or any equipment capable of producing, reproducing, receiving or recording sound) so as to constitute nuisance or give reasonable cause for complaint from the Landlord or tenants or occupiers of the other parts of the said Building or in any adjoining or neighbouring building.

Not to cause any nuisance or annoyance	(d)
Not to do or permit or suffer to be done any act or thing in or upon the said premises or any part or parts thereof which in the opinion of the Landlord may constitute a nuisance or annoyance or give cause for complaint from the Landlord or tenants or occupiers of the other parts of the said Building or in any adjoining or neighbouring building.

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Not to breach Government Lease or cause insurance to be voided or premium increased	(e)
Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which will amount to a breach or non-observance of any of the terms and conditions under which the said Land is held from the Government or of the Deed of Mutual Covenant (if any) under which the Landlord holds the said premises or the building plans or the occupation permit of the said Building as approved or issued by the Government of HKSAR or whereby any insurance on the said premises or the said Building against loss or damage by fire, storm, typhoon, other insurable perils and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereof may be increased Provided That if as the result of any act, deed, matter or thing done permitted or suffered by the Tenant, the premium on any such policy of insurance shall be increased, the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase and further the Tenant shall keep the Landlord fully indemnified against all losses damages claims and demands sustained by or made against the Landlord by any person as a result of any breach by the Tenant of this Clause 4 (e) Provided That notwithstanding anything herein contained the Landlord does not warrant that any or adequate insurance against fire or any other risks exists in respect of the said premises and/or the said Building and/or all or any of the goods or property stored therein by the Tenant And the Tenant shall be responsible in any event for insurance of its property in the said premises.

Not to keep arms or combustible goods in the Premises	(f)
Not to keep or store or permit or suffer to be kept or stored in the said premises any arms, ammunitions, gun-powder, saltpetre, kerosene or other explosive inflammable combustible or hazardous substance.

Not to make or permit any alterations or additions	(g)
Not without the prior written consent of the Landlord to make or permit any alterations or additions or partitions to be made in or to the said premises or any part or parts thereof nor to pull down alter or remove any doors windows additions partitions or fixtures and fittings thereof nor to make any alterations to the fire prevention system or to the electrical wirings and installations therein nor to install any air-conditioning plant machinery or equipment therein nor to cut maim or injure nor to suffer to be cut maimed or injured any doors, windows, walls, beams, structural members or fabric thereof. The Tenant shall be responsible for obtaining the Building Authority or any other government authorities consent for such alterations additions or partitions in or to the said premises at its own expense and the Tenant further undertakes to comply with all government’s requirements and regulations relating thereto. At the expiration or sooner determination of the term the Tenant shall at its own expense remove all such alterations or additions or partitions so erected or installed by the Tenant and restore the said premises to its original tenantable state as at the commencement of the term to the satisfaction of the Landlord.

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Not to install electrical wrings in premises without Landlord’s approval	(h)
Not to lay affix attach or install any electrical wirings or cables in the said premises without the prior written consent of the Landlord and the Tenant shall only carry out such electrical installation in accordance with the fit-out plan which has been duly approved by the Landlord.

Not to damage toilet facilities	(i)
Not to use or permit or suffer the toilet facilities provided by the Landlord to be used for any purpose other than that for which they are intended and not to throw or permit or suffer or be thrown therein any foreign substance of any kind and the Tenant shall pay to the Landlord on demand all costs and expenses incurred by the Landlord in making good any breakage, blockage or damage resulting from a violation of this Clause 4(i).

Not to damage main structure, walls, ceilings and other common service facilities	(j)	(i)
Not to damage mark or deface or permit or suffer to be damaged marked or defaced any main structure, fixtures and fittings, decorations, installations, lifts or other common service facilities including air-conditioning units, cloakrooms, service pantries, halls, passageways, staircases, drainage wells, walls and ceilings of the said Building outside the said premises, and to pay on demand to the Landlord all costs and expenses incurred by the Landlord in repairing, making good the damage or cleaning the same.

Not to drive nails etc. into ceilings walls or floors		(ii)
 Not without the prior written consent of the Landlord to drive or insert or permit or suffer to be driven or inserted any nails, screws, hooks, brackets or similar articles into the ceilings, walls or floors of the said premises and any other parts of the said Building outside the said premises.

Display name plate or signboard etc.	(k)
Not without the prior written consent of the Landlord or the Manager to exhibit or display within outside or at the exterior of the said premises any name-plate, poster, flag, notice, advertisement, signboard, decoration, sign or other device, whether illuminated or not, which may be visible from outside of the said premises except in such space and in such form style and manner with lettering and characters approved by the Landlord or the Manager.

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Not to encumber or obstruct passage and common areas	(l)
Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes, cartons, packages, rubbish, refuse, dustbins, garbage cans, furniture, chattels, or store of any goods, or other obstruction of any kind or nature any of the entrances, exits, staircases, landings, passageways, lifts, corridors, lavatories, lobbies or other parts of the said Building in common use so that the same are at all times kept clear and free of any obstructions of any nature and the Landlord shall in addition to any other remedies which the Landlord may have hereunder been entitled without notice and at the Tenant’s expenses to remove and dispose of as it sees fit any such obstructions aforesaid without incurring any liability therefor whatsoever whether tortious or otherwise to the Tenant or any other person whomsoever and the Tenant shall on demand pay or reimburse to the Landlord all costs and expenses incurred in such removal.

Not to lay wirings or cables etc in common areas	(m)
Not to lay install affix or attach any wirings, cables, pipes or other articles or things in or upon any of the entrances, exits, staircases, landings, passageways, corridors, lavatories, lobbies or any other common areas of the said Building outside the said premises.

Prohibition of subletting or transfer	(n)
Not to assign underlet or otherwise part with the possession of or transfer the said premises or any part or parts thereof or any interest therein or permit or suffer any arrangement or transaction whereby any person or persons who is/are not a party to this Agreement obtains or obtain the use possession enjoyment or occupation of the said premises or any part or parts thereof irrespective or whether any rental or other consideration is given therefor. The tenancy created pursuant to this Agreement shall be personal to the Tenant named in this Agreement and without in any way limiting the generality or the foregoing the following acts and events shall, unless previously approved in writing by the Landlord, be deemed to be breaches of this Clause 4(n):-

(i)
In the case of a tenant which is a partnership any change in the constitution of the partners including the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

(ii)
In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use possess, occupy or enjoy the said premises or any part or parts thereof shall vest in the executor, administrator, personal representative, next of kin, trustee, receiver or committee of any such individual;

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(iii)
In the case of a tenant which is a limited company incorporated in accordance with the laws of Hong Kong or elsewhere any take-over, reconstruction, amalgamation merger, voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof;

(iv)
The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part or parts thereof or does in fact use, possess, occupy or enjoy the same;

		(v)	The change of the Tenant’s business name without the prior written consent of the Landlord.

Not to keep animals or pets and to prevent infestation	(o)
Not to keep or permit or suffer to be kept any animals, birds or pets inside the said premises and to take all such steps and precautions at such intervals as shall be required by the Landlord and to the satisfaction of the Landlord to prevent the said premises or any part or parts thereof from becoming infested by termites, rats, mice, cockroaches or any other pests or vermins and in the event of any such infestation to permit the same to be remedied by contractor appointed by the Landlord at the Tenant’s own cost and expense.

Not to permit touting or soliciting of business	(p)
Not to permit any canvassing, pedding, touting or soliciting for business or distributing of any booklets, literatures, promotional items, pamphlets, notices or advertising matters to be conducted outside or near the said premises or in any part or parts of the said Building.

Not to hang blinds or aerial, etc	(q)
 Not to hang, fix or erect any Venetian blinds or sun blinds of any description, shelters or coverings wire or aerial wirings or other things whatsoever on any exterior part of the said Building including the roof and the exterior wall of the said premises nor to do or permit to be done any act or thing which may or will alter the external appearance of the said Building.

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Not to hang laundry	(r)
Not to use or cause or permit the use of the entrances, exits, halls, lobbies, corridors, staircases, landings, passageways, lavatories and other common areas of the said Building for the purpose of drying laundry or hanging or storing any articles or things thereon or therein and not to permit the Tenant’s servants, employees, agent, invitees, licensees and customers to use the same for toitering or eating.

Not to use lifts for carriage of cargoes	(s)	Not to permit or suffer the lifts to be used for the carriage of cargoes, goods and other articles or things exceeding the maximum loading limit specified therefor by a notice affixed therein.

Exclusion of Landlord’s liability	(t)
Not to hold the Landlord liable or responsible in any way to the Tenant or to any other person whomsoever in respect of any injury damage or loss of business or other liability whatsoever which may be suffered by the Tenant or by any other person or any property howsoever caused and in particular but without limitation caused by or through or in any way owing to:-

(i)
any defect in or failure or need for repair or overhaul of the supply of electricity, gas, water, telephone, air-conditioning, lifts or other service whatsoever or any surge reduction variation interruption or termination in the supply of such services or any of the same;

(ii)
any typhoon, landslide, subsidence of the ground, escape of fire, smoke fumes or other substance or thing from anywhere within the said Building, any seepage, overflow or leakage of water from any pipes, drains or fire services system or , anywhere within the said Building or the influx of rain water or sea water into the said premises or the said Building or any escape of electric current from electric wiring cables or ducts situate upon or in any way connected with the said Building or any part or parts thereof or dropping or falling of any article object or material whatsoever including cigarette ends, glass or tiles from anywhere within the said Building, or vibrations from any floor office or premises in the said Building or in the adjoining or neighbouring building;

		(iii)	any defective or damaged condition of the said premises or any part or parts thereof or the Landlord’s fixtures and fittings therein;

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			(iv)	any misconduct negligence or breach of duties on the part of the Manager;

(v)
any act, neglect or default of the Tenant or other tenants and occupiers or any of their servants, employees, agents, invitees, licensees or customers of the other parts of the said Building or the adjoining or neighbouring building; and/or

			(vi)	any failure or breakage of glass or plate glass of or in the said premises or the said Building.

Landlord’s covenants	5.	THE LANDLORD HEREBY AGREES WITH THE TENANT as follows:-

To pay Government Rent and Property Tax		(a)	To pay the Property Tax and all expenses of a capital or non-recurring nature attributable to or payable in respect of the said Building.

Tenant shall have quiet enjoyment		(b)
That the Tenant paying the rent, rates and government rent, air-conditioning and management charges and all other outgoings hereby agreed to be paid on the days and in the manner herein provided for payment of the same and observing and performing the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed shall peacefully hold and enjoy the said premises during the term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

	6.	IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED as follows:-

Interest on late payment		(a)
 If the Tenant shall have failed to pay the rent, rates, government rent, air-conditioning and management charges and all outgoings payable hereunder in respect of the said premises on the day due for payment thererof, the Landlord shall without prejudice to its other rights and remedies hereunder to other rights and remedies hereunder to otherwise, be entitled to charge and the Tenant shall be liable to pay to the Landlord interest on the arrears of rent or outstanding amount of rates, government rent, air-conditioning and management charges and all outgoings hereof at such rate (as well before as after any judgment) as shall be equivalent to three percent (3%) per month from the date the same is due until the actual date of payment together with all legal costs and expenses incurred by the Landlord on a full indemnity basis for the purpose of recovering the arrears or outstanding sums in Court or otherwise from the Tenant and shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action. The Landlord shall also be entitled to disconnect or discontinue the supply of services, including but not limited to air-conditioning, water, electricity, gas to the said premises and/or to the Tenant without prior notice to the Tenant.

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Landlord’s right of re-entry etc.	(b)
If the rent, rates, government rent, air-conditioning and management charges or all outgoings payable hereunder or any part thereof shall be unpaid for fifteen (15) days after the same shall become payable (in the case of the rent whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreement stipulations or conditions herein contained and on the Tenant’s part to be observed and performed or if the Tenant shall become bankrupt, or being a corporation shall go into liquidation by whatsoever reasons or for whatsoever purposes, or if any petition shall be filed for the winding up of the Tenant, or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors, or shall suffer any execution to be levied on the said premises or otherwise on the Tenant’s goods, or if the Tenant shall persistently fail in paying rent and/or air-conditioning and management charges and/or rates and government rent as when they fall due, then and in any such case it shall be lawful for the Landlord at any time thereafter to forfeit the tenancy hereby created and to re-enter on the said premises or any part of parts thereof and to recover possession of the said premises in the name of the whole whereupon this Agreement shall absolutely cease and determine and the said deposit paid pursuant to Clause 2 hereof shall be absolutely forfeited to the Landlord but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the agreements, stipulations and conditions herein contained.

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Written notice shall be sufficient exercise of right	(c)
A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of forfeiture and/or re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord.

Acceptance of rent not waiver of breach of convenant	(d)
The acceptance of any rent by the Landlord hereunder shall not operate or be regarded by the Tenant as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

Force Majeure	(e)
If the said premises or any part of parts thereof shall be rendered inaccessible or destroyed or so damaged by fire, typhoon, Act of God, force majeure or at any time during the term the said premises or the said Building or any part of parts thereof shall be condemned as a dangerous structure or a demolition order or closure order of the relevant government authorities shall become operative in respect of the said premises or the said Building or any part of parts thereof or other cause beyond the control of the Landlord and not attributable to any act or default of the Tenant as to be rendered unfit for use and occupation or inaccessible and subject to the insurance policy or policies for such risks effected by the Landlord (if any) shall not have been rendered void or voidable or payment of policy moneys refused in whole or in part in consequence of any act or neglect or default of the Tenant, the rent, rates, government rent, air-conditioning and management charges or a part thereof proportionate to the damage sustained shall cease to be payable until the said premises shall have been restored or reinstated or rendered accessible Provided Always That the Landlord shall be under no obligation to repair or reinstate the said premises And Provided Further That without prejudice to the foregoing if the whole or substantially the whole of the said premises shall have been destroyed or rendered unfit for use and occupation or inaccessible and shall not have been repaired or reinstated within three (3) consecutive months of the occurrence of the destruction or damage then either party shall be entitled at any time before the same are so repaired and reinstated to terminate this Agreement by notice in writing to the other and thereupon this Agreement and the term shall determine as from the date on which they were rendered unfit for use and occupation or inaccessible but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or liability hereunder. In the event of any disagreement between the parties hereto on the application of this Clause 6(e) then the subject of disagreement shall be referred to a single arbitrator for settlement in accordance with provisions of the Arbitration Ordinance for the time being in force.

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Landlord not liable for breakdown in air- conditioning system, etc	(f)
The Landlord shall not in any circumstances be liable to the Tenant for any defect in or mechanical breakdown or failure or need for repair or overhaul of the air-conditioning system, lifts, water supply system, telephone system, power supply system and/or other building facilities or services nor shall the rent or rates and government rent or air-conditioning and management charges abate or cease to be payable on account thereof or any part of parts thereof Provided Also That if the air-conditioning system shall wholly breakdown or cease to operate for any period of seven (7) or more consecutive days, the due proportion of the air-conditioning and management charges attributable to the maintenance of the air-conditioning system but not the rent shall cease to be payable from the first day after the end of such period of seven (7) consecutive days until the air-conditioning system again commences operating.

Tenant responsible for acts of servants visitors etc	(g)
For the purpose of these presents any act, default, neglect or omission of any servants, employees, agents, invitees, licensees or customers (as hereinbefore defined) of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant.

Distress for rent	(h)
For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance, Chapter 7 of the Laws of Hong Kong, and for the purpose of this Agreement, the rent payable in respect of the said premises shall be and be deemed to be in arrear if not paid in advance at the time and in the manner stipulated in Clause 3 (a) hereof.

Waiver	(i)
To the extent that the Tenant can lawfully do so, the Tenant hereby expressly agrees to deprive itself of and to waive all rights (if any) to protection against eviction or ejection afforded by any existing or future legislation from time to time in force and applicable to the said premises or to the tenancy hereby created and the Tenant agrees to deliver up vacant possession of the said premises to the Landlord on the expiration or sooner termination of the tenancy hereby created notwithstanding any rule of law or equity to the contrary.

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Non-waiver	(j)
No condoning, excusing or overlooking by the Landlord of any default breach or non-observance, or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or nonperformance or so as defeat or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing, and singed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter which it relates and in no way shall be considered as a waiver of release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future unless expressly so provided.

Landlord’s right to exhibit selling or letting notice	(k)
During the three months immediately preceding the expiration of the term hereby created, the Landlord shall be at liberty to affix and maintain without interference upon any external part of the said premises notice or advertisement stating that the premises are to be let or to be sold and such other information in connection therewith as the Landlord shall deem fit.

Service of notices	(1)
Any notice required to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid ordinary post to or delivered at the said premises or the Tenant’s last known place of business or registered office or residence in Hong Kong and, if to be served on the Landlord, shall be sufficiently served if addressed to the Landlord or such other person as may be notified in writing to the Tenant and sent by prepaid ordinary post to or delivered at the registered office of the Landlord or any other address which the Landlord may notify the Tenant from time to time. In the case of a notice sent by prepaid ordinary post as aforesaid service shall be deemed to have been effected two (2) days after the date of posting.

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Legal costs and expenses		(m)
The legal costs and disbursements (including stamp duty and registration fees) of and incidental to the preparation, approval and completion of this Agreement shall be borne and paid by the parties hereto in equal shares.

Assignment	7.	In the event that the said premises or any part or parts under this Agreement is/are assigned to other person(s) (“the new Landlord”) by the Landlord, the following provisions shall apply:

		(a)
the Tenant, subject to and at the direction of the Landlord, shall accept and acknowledge the new Landlord as the new Landlord in respect of the said premises or any part of parts thereof assigned as aforesaid to whom the Tenant thereafter shall become liable according to the terms and conditions of the Agreement and shall enter into a Deed of Novation and/or Transfer to other agreement(s) or documents(s) with the new Landlord and the Landlord at the cost of the new Landlord and/or the Landlord in such reasonable form the content as satisfactory to the Landlord and the new Landlord for the purposes of confirming the release discharge and cessation of all liabilities and obligations of the Landlord hereunder including but not limited to the Landlord’s obligation in respect of the refund of the said deposit hereunder (so far as they relate to the said premises or any part or parts hereof assigned as aforesaid) and the continuation of the liabilities and obligations of the Tenant hereunder to give effect to or (as the case may be) to confirm the assumption and taking up by the new Landlord in lieu of the Landlord of all the Landlord’s liabilities and obligations hereunder including but not limited to the Landlord’s obligation in respect of the refund of the said deposit hereunder (so far as they relate to the said premises or any part or parts hereof assigned as aforesaid);

		(b)
upon the assignment of this Agreement or the said premises or any part of parts thereof and the new Landlord thereof agreeing to assume take up all the Landlord’s liabilities and obligations hereunder including without limitation its obligations to refund the said deposit to the Tenant hereunder (so far as they relate to the said premises or any part or parts thereof as aforesaid) whether contractual or otherwise shall absolutely cease and be taken up by the new Landlord and the Tenant shall only seek refund of the said deposit (subject always to the terms and conditions contained in this Agreement) from the new Landlord.

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Management regulations	8.	(a)
The Landlord reserves the right from time to time and by notice in writing to the Tenant to make impose adopt and introduce and subsequently supplement amend or abolish if necessary such reasonable regulations as it may consider necessary for the management operation and maintenance of the said Building including without limitation those regulations relating to the use of the common service facilities, the lifts and the use of the loading and unloading areas in the said Building.

		(b)
Such regulations shall be supplementary to the terms and conditions of this Agreement and shall bind the Tenant and any breach of the regulations shall be deemed to be a breach of this Agreement for which the Landlord may exercise all or any of its rights or remedies hereunder.

		(c)
Such regulations shall not in any way derogate from the terms and conditions of this Agreement. In the event of conflict between such regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

Joint and several liability
9.    Where more than one person is named as the Tenant in the First Schedule hereto all such persons shall sign this Agreement and shall be jointly and severally liable for the performance and observance of the terms, conditions and agreements contained herein and on the part of the Tenant to be performed and observed.

No premium	10. The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this tenancy.

No warranty
11.  The Landlord has provided the standard fit-out including air-conditioning ducting, suspended ceiling, lighting and wiring system and fire sprinkler heads (“Standard Fit-out”) in the said premises. However, the Landlord does not warrant that the said premises together with the Standard Fit-out and/or the fixture and fittings thereto are fit for the purposes for which they are let or for any other purposes whatsoever intended to be used by the Tenant and shall not be liable or responsible to the Tenant for any damages or loss in respect thereof.

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Full Agreement
12.   This Agreement supercedes the offer letter duly signed by the parties hereto on 10 February, 2010 and set out the full agreement reached between the parties hereto and no other representations have been made or warranties given relating to the Landlord or the Tenant or the said Building or the said premises and if any such representation or warranty has been made given or implied same is hereby waived.

Law	13. This Agreement shall be governed and construed in all respects in accordance with the laws of Hong Kong.

Marginal Notes
14.   The Marginal notes are intended only for guidance and reference and do not form part of this Agreement nor shall any of the provision in this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

Miscellaneous
15.   Unless the context otherwise requires, words herein importing the masculine gender shall include the feminine and neuter and words herein in the singular shall include the plural and vice versa and the expression “person” or “persons” shall include firms and/or corporations.

Tenant responsible for all legal costs and expenses incurred by Landlord in Tenant’s default
16.   All legal costs and expenses incurred by the Landlord (on a solicitor and own client basis) in demanding payment of rent and/or any other legal proceedings (including but not limited to levying distraint for rent) taken by the Landlord against the Tenants as a result of default of payment of rent or any other amount payable by the Tenant or the breach by the Tenant of any terms, covenants and conditions herein contained shall be recoverable from the Tenants as a debt or be deductible by the Landlord from the deposit held by the Landlord hereunder but without prejudice to the Landlord’s right of action against the Tenant for damages in excess thereof.

Name of Building
17.   The Landlord reserves the right subject to any relevant provisions of the Deed or Mutual Covenant and/or the Sub-Deed of Mutual Covenant (if any) and the House Rules in respect of the said Building to name and rename the said Building with any such name or style as it in its sole descretion may determine and at any time and from time to time by giving 3 months’ written notice to the Tenant to change, alter, substitute or abandon any such name without the same constituting an actual or constructive eviction or the Tenant and without incurring any liability to the Tenant therefore whatsoever and howsoever.

Landlord’s right regarding alterations, etc	18. The Landlord shall have the right:

(a) to change, amend, vary, add to alter the approved general building plans of the said Building;

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(b)
to remove, cancel, relocate or otherwise change or carry out any alteration or addition or other works, whether of a structural nature or not, to the common areas (including but not limited to entrances, passages, corridors and staircases) and common facilities (including but not limited to lifts and public toilets) of the said Building and such other part or parts of the said Building (other than the said premises) from time to time and in such manner as the Landlord may in its absolute discretion deem fit without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability whatsoever and howsoever to the Tenant therefor;

(c)
to execute or perform any works of alteration, amendment, modification, improvement, demolition or construction of the said Building and to enter into all parts of the said Building with all necessary equipment, plant and materials for the purpose of carrying out any such works; and

(d)
to erect scaffolding, hoarding or structures of like nature for the purpose of carrying out any works referred to in this Clause, including the right to enter upon the said premises for erecting such scaffolding or other structures, notwithstanding that the same any temporarily interfere with the access to any part of the said Building.

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THE FIRST SCHEDULE ABOVE REFERRED TO

LANDLORD	:	AITKEN, VANSON & COMPANY LIMITED whose registered office is situate at 33/F, AITKEN VANSON CENTRE, 61 HOI YUEN ROAD, KWUN TONG, KOWLOON.

TENANT	:	SUN LINE INDUSTRIAL LIMITED whose office is situate at UNIT 2101, 21/F, AITKEN VANSON CENTRE, 61 HOI YUEN ROAD, KWUN TONG, KOWLOON

THE SECOND SCHEDULE ABOVE REFERRED TO

UNIT 03 ON THE 21ST FLOOR OF AITKEN VANSON CENTRE, 61 HOI YUEN ROAD, KWUN TONG, KOWLOON (as shown coloured Pink on the Floor Plan attached hereto)

THE THIRD SCHEDULE ABOVE REFERRED TO

TERM OF TENANCY	:	TWO (2) year commencing on 1st March, 2010 and expiring on 29th February, 2012.

RENT	:
HK$ 17,340.00 per calendar month (exclusive of rates, government rent, air- conditioning and management charges and all outgoings of every description) payable in advance without any deduction whatsoever on the 1st day of each and every calendar month and the first of such payment is to be paid on the signing of this Agreement.

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MANAGEMENT FEE AND AIR-CONDITIONING CHARGES (Subject to Revision)	:
HK$4,855.20 per calendar month payable in advance without any deductions whatsoever on the 1st day of each and every calendar month and the first of such payment is to be paid on the signing of this Agreement.

RENTAL MANAGEMENT FEE AIR-CONDITIONING CHARGES DEPOSIT	:	HK$66,585.60 (which has been paid by the Tenant to the Landlord on signing the Tenancy Agreement dated 1 st March, 2007.)

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THE FOURTH SCHEDULE ABOVE REFERRED TO

Terms and conditions referred to in Clause 3(e)(iii) of this Agreement: -

1.
Within fourteen (14) days upon receipt of the Fit Out Guide in respect of the said Building or such shorter period as the Manager may allow, the Tenant shall submit to the Manager full fit out plans (each in triplicate) and written supporting information of all proposals concerning the fitting-out of the said premises. The Tenant’s plans shall comply with all relevant Ordinances, Regulations and By-Laws, and without limitation to the generality of the foregoing, shall include:-

(i)	all fitting-out details, alterations and/or additions to all non-load bearing walls, doors, door openings, lift lobbies and the common areas or any part thereof as forming part of the said premises;

(ii)
detailed drawings, plans and specifications of all air-conditioning (if any) and electrical installations which shall be connected by the Tenant to utility systems provided by the Landlord or the Manager;

(iii)	details of all lighting circuits, fixtures and fittings;

(iv)	any proposed fascia sign, including its decorative and electrical components;

(v)	details of installation of any security/alarm system; and

(vi)	details of installation of any machinery.

2.
The Manager will consider the Tenant’s plans and details and may, in its absolute discretion, accept or reject the plans or details or any part of them. Upon receipt of fit out plans (both detailed plans and written supporting information) the same will be passed to the Landlord for approval. If such plans and/or details are rejected, amendments shall be re-submitted within fourteen (14) days, or as directed by the Manager, as the case may be.

3.	All works specified and approved in writing by the Manager shall be completed within three (3) months of the Tenant being notified of such approval or such longer period as the Manager may agree.

4.
When the fit out plans are approved and before any work commences full information concerning the Tenant’s contractors shall immediately be made available together with a work programme/chart to the Manager by the Tenant.

5.
For all works specified in paragraphs (i) – (iv) below the Tenant is required to use the services of the Landlord’s nominated contractors or the Manager’s nominated contractors or its own contractor as may be approved in writing by the Manager subject to such terms and conditions as may be specified by the Manager:-

(i)	Any work involving the construction or installation of any brickwork, concrete or other items of a structural nature.

(ii)	Any plumbing or drainage work.

(iii)	Any alternation or addition to any mechanical or electrical services.

(iv)	Any specialist work.

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The contractor appointed by the Tenant and approved in writing by the Manager shall at all times work under the supervision and comply with the directions of the Landlord’s nominated contractors or the Manager’s nominated contractors.

6.
The contractor appointed by the Tenant shall not carry out any work in the common areas or any part thereof and all debris created by the carrying out of such work and incidental to moving into the said premises is to be cleared at the expense of the Tenant creating the same.

7.
The Tenant, his servants, agents and workmen shall co-operate fully with the Landlord or its authorized representative, the Manager and its nominated contractors and project consultants in carrying out any work on the said Building, and shall cause the work done on the said premises to be co-ordinated and carried out in such a manner as to avoid any delay or interference with the work (if any) of the Landlord on the said Building. The Tenant, his servants, agents and workmen shall obey and comply with all instructions and directions which may be given by the Manager or its authorized representatives in connection with the carrying out of such work.

8.
The Tenant is solely responsible for the safety of all the said works carried out on the said premises and for the payment of all costs charges and expenses involved therein together with of the cost of providing a temporary electricity supply, if any, the reasonable proportion of such cost of which shall be borne by the Tenant requiring such supply, and to be calculated on a daily basis at a rate as determined by the Manager.

9.
The Tenant shall indemnify the Landlord and/or the Manager against all claims arising out of the actions of his appointed contractors and others similarly employed in the said premises and other areas of the said Building in connection with the carrying out of the works.

10.	Without in any way limiting the generality of the foregoing, the Tenant shall not:-

(i)
submit any plan to the Buildings Department or other competent authority for approval without first obtaining the Manager’s written consent which the Manager may in its unfettered discretion withhold if it considers that the submission of such plan or the work proposed to be carried out could or might interfere with work being carried out on any part of the said Building;

(ii)	carry out or attempt to carry out any work which requires the consent of the Buildings Department or any other competent authority without previously obtaining such consent;

(iii)	do or permit any act or thing to be done which is likely to cause any fire risk or other hazard in any part of the said Building.

(iv)
carrying out any alteration and/or removal of the fire services equipments as provided therein including hose reels and sprinkler heads, except with the written permission and approval of the Manager and all other competent authorities (wherever necessary); and

(v)
permit or suffer to be erected, affixed, installed or attached in or on or at the partition walls between the said premises and other parts of the said Building any shelves, paintings and decorations except with the written permission and approval of the Manager and all other competent authorities (wherever necessary).

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THE FIFTH SCHEDULE ABOVE REFERRED TO

The said premises shall only be used or operated for the following purpose and for no other purpose whatsoever:-

(a)
offices ancillary and directly related to an industrial operation BUT ALWAYS excluding any trade that is now or may hereafter be declared to be an offensive trade under the Public Health and Municipal Services Ordinance, or any enactment amending the same or substituted therefore.

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AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by TSANG SHIH CHANG	)	AITKEN, VANSON & CO., LTD,
	)	/s/ Tsang Shih Chang
for and on behalf of the Landlord whose	)	For and on behalf of
)
signature(s) is/are verified by:	)

YAU TO TUNG	/s/ Yau To Tung

SIGNED by LING HO LEUNG	)
	)	For and on behalf of
for and on behalf of the Tenant in the	)	SUN LINE INDUSTRIAL LIMITED
/s/ Ling Ho Leung
	)	Authorized Signature(s)
presence of: JENNY POON HAU CHUN	)

RECEIVED on or before the day and year first above written	)
of and from the Tenant the sum of HONG KONG DOLLARS	)	AITKEN, VANSON & CO., LTD.
SIXTY SIX THOUSAND FIVE HUNDRED AND EIGHTY	)	/s/ Tsang Shih Chang
FIVE AND CENTS SIXTY (which has been paid by the Tenant	)	For and on behalf of
to the Landlord on signing the Tenancy Agreement dated	)
1st March 2007) being the total deposit money above expressed	)
to be paid by the Tenant to the Landlord.	) HK$66,585.60

WITNESS as to signature only: -

/s/ Yau To Tung

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RECEIVED on or before the day and year first above written	)	AITKEN, VANSON & CO., LTD.
of and from the Tenant the sum of HONG KONG DOLLARS	)	/s/ Tsang Shih Chang
TWENTY TWO THOUSAND ONE HUNDRED AND NINETY	)	For and on behalf of
FIVE AND CENTS TWENTY being the rent and management	)
fee and air-conditioning charges for the first month.	) HKS22,195.20

WITNESS as to signature only: -

/s/ Yau To Tung

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12/F-15/F

LAV.
LAV.
①
③
②
④
開源道 HOI YUEN ROAD
N
LOBBY
大堂
HR
WATER METER ROOM
M. LAV.
F. LAV.
LIFT
ELE. METER ROOM
LIFT
LIFT
LOBBY
F./DIS. LAV.

12/F-21/F FLOOR PLAN (13/F & 14/F OMITTED)

Pls return!

稅務局
印花稅署
香港灣仔告士打道5號 稅務大樓3樓

電話號碼 Tel. No.: 2594 3201
傳真號碼 Fax No.: 2519 6740

INLAND REVENUE DEPARTMENT
STAMP OFFICE
3/F, Revenue Tower, 5 Gloucester Road,
Wan Chai, Hong Kong.
網址 Web site : www.ird.gov.hk
電郵 E-mail : taxsdo@ird.gov.hk

印花證明書 STAMP CERTIFICATE

此印花證明書是按《印花稅條例》發出，具有與傳統印花相等的法律地位
This stamp certificate is issued under the Stamp Duty Ordinance and has the same legal status as conventional stamp

(此證明書必須夾附於下列文書上，作爲已加蓋印花的證明。 This certificate must be attached to the instrument shown below as evidence of stamping.)

HONG KONG
$5
STAMP DUTY PAID

文書編號 Instrument Ref. No.:	1-10-250735-0-1-5
文書性質 Nature of Instrument:	租約 Lease
文書簽立日期 Date of Instrument:	10/03/2010 (日 Day / 月 Month / 年 Year)
每月租金 Monthly Rent:	$17,340.00
年期 Term (如適用 If applicable):	由 From: 01/03/2010 至 To: 29/02/2012
物業地址 Property Address:	Flat/Rm. 03 21/F AITKEN VANSON CENTRE 61 HOI YUEN ROAD KWUN TONG KL
有關人士姓名及身份 Name and capacity of parties:	**業主 Landlord(s):** (1) AITKEN, VANSON & CO., LTD., **租客 Tenant(s):** (1) SUN LINE INDUSTRIAL LIMITED

茲證明上述文書已加蓋印花 / 簽註如下:
This is to certify that the above instrument is stamped / endorsed as below:

印花證明書編號 Stamp Certificate No.	: 10-1-0444097-4
加蓋印花日期 Date of Stamping	: 10/03/2010 (日Day/月Month/年Year)
已付印花稅 Stamp Duty Paid	: $5.00
付款方式 Payment Method	:電子付款/現金 Electronic Payment / Cash
簽註/表明 Endorsement / Denotation:	

- 複本或對應本：文書正本已加蓋印花
  Duplicate or Counterpart; Original stamped with:
  $1,041.00

印花稅署署長 朱鑫源
CHU Yam-yuen
Collector of Stamp Revenue

I.R.C.表格第 3511 號
I.R.C. 3511

你可於 www.gov.hk/estamping 核對此證明書的真確性
You may check the authenticity of this certificate at www.gov.hk/estamping

THIS AGREEMENT made the 4th day of March Two thousand and ten

BETWEEN

(1)
ADCOCK INVESTMENT COMPANY LIMITED whose registered office is situate at 3rd Floor, Crystal Industrial Building, No.71 How Ming Street, Kwun Tong, Kowloon, Hong Kong (hereinafter called “the Landlord”) of the one part and

(2)
SUN LINE INDUSTRIAL LIMITED whose registered office is situate at Unit 2101, 21st Floor, Aitken Vanson Centre, No.61 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong (hereinafter called “the Tenant”) of the other part

WHEREBY IT IS MUTUALLY AGREED between the parties hereto as follows:

1.        The Landlord lets and the Tenant takes ALL THOSE the premises known as WORKSHOP UNIT 1A on the 4TH FLOOR of HOI LUEN INDUSTRIAL CENTRE, N0.55 HOI YUEN ROAD, KOWLOON, HONG KONG (hereinafter called “the said premises”) situate on the piece or parcel of ground registered in the Land Registry as KUN TONG INLAND LOT N0.69 TOGETHER with the rights easements and appurtenances thereto belonging or usually held and enjoyed therewith and together with the use in common with the Landlord and other tenants of the said Hoi Luen Industrial Centre (hereinafter called “the said building”) and all other persons entitled thereto of the lifts entrances staircases and passages of the said building for a term of TWO YEARS commencing on the 1st day of March 2010 and expiring on the 28th day of February 2012 paying therefor during the said term the rent of HONG KONG DOLLARS EIGHTEEN THOUSAND TWO HUNDRED AND TWENTY TWO ONLY (HK$ 8,222.00) per calendar month exclusive of rates, government rent and management fee payable in advance on the 1st day of each and every calendar month without any deduction or set off.

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2.        To secure the due performance and observance of the terms and conditions herein contained the Tenant shall on the signing of this Agreement pay to the Landlord by way of deposit a sum of HONG KONG DOLLARS FORTY THOUSAND TWO HUNDRED AND TEN ONLY (HK$40,210.00) (as to HK$36,444.00 being rental deposit and as to HK$3,766.00 being management fee deposit) (“the said deposit money”). After the determination of this Agreement or sooner determination thereof and provided that all the terms and conditions herein contained shall have been duly performed and observed by the Tenant then the Landlord shall within 30 days thereafter return to the Tenant the said deposit money but without interest and subject as herein mentioned.

3.        The Tenant to the intent that the obligations may continue throughout the term hereby created DOTH hereby agree with the Landlord in the following manner that is to say:

(a)	To pay unto the Landlord during the said term the said rent in advance on the 1st day of each and every calendar month without any deduction or set off.

(b)
To pay the monthly management fee (currently at the rate of HK$l,883.00 per month but subject to review from time to time) and all periodic charges and expenses (other than those of a capital nature) for the maintenance upkeep lighting cleaning operating and servicing of the said premises and the installations therein payable under the Deed of Mutual Covenant (if any) in respect of the said building and attributable to the said premises.

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(c)
To keep the interior of the said premises including the drains, pipes, electrical installations and wirings, sanitary and water apparatus and the windows (but not the outer walls) together with all fixtures and additions thereto in complete tenantable repair and conditions throughout the term hereby created and without any alterations additions or partitions except such as shall be sanctioned in writing by the Landlord and to replace at the Tenant’s expense all broken or damaged windows doors and fixtures whether the same shall have been broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant. Provided That the Landlord and not the Tenant shall be responsible for replacing all windows doors and fixtures broken or damaged through the negligence of the Landlord or the landlord’s servants or agents.

(d)	Not to do or to permit or suffer to be done on the said premises anything whereby the insurance of the said premises may be rendered void or voidable or the premium increased.

(e)	Not to assign or sublet or part with the possession of the said premises or any part thereof.

(f)	To use the said premises for INDUSTRIAL purpose only.

(g)
Not to do or permit to be done in upon the said premises or any part thereof; anything which may be or become a nuisance annoyance damage or disturbance to the Landlord or to other tenants or occupiers of the other floors of the said building of which the said premises form part or of the adjacent premises or of other property in the neighbourhood or in anywise against the law or regulations of Hong Kong.

(h)
To carry out and comply with ail ordinances regulations by-laws and rules and all notices and requirements of the appropriate Government authorities in respect of or affecting or likely to affect the said premises so far as the same require anything to be done or not done by the Tenant or the occupier of the said premises.

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(i)
Not to allow or permit any person to use the said premises overnight as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force relating to the protection of tenants nor to allow any person to remain in the said premises overnight Provided that with the previous written consent of the Landlord but not otherwise the Tenant shall be entitled to permit not more than one watchman to remain in the said premises during the night to guard the contents thereof.

(j)	Not to permit or suffer the cooking of food within the said premises or to cause or permit any offensive or unusual odour to be produced upon, permeate through or emanate from the said premises.

(k)	To restrict the number of workers working or staying in the said premises in accordance with Government Regulations.

(l)
To obey observe and comply with and perform all the covenants terms and provisions in the Deed of Mutual Covenant relating to the said premises and to indemnify the Landlord against the breach non-observance or non-performance thereof.

(m)
Not to load into any cargo lift nor suffer or permit to be loaded into any cargo lift in the said building a greater weight than such lift is permitted to carry and not to use the passenger lifts for the carriage of goods and to be wholly responsible for any damage caused by any breach of this sub-clause.

(n)
Not to store or place any goods or install any machinery equipment apparatus or other things on or in any part of the said premises which imposes a loading or weight on any part of the flooring in excess of that for which it is designed or which requires any additional electricity not metered through the Tenant’s separate meter.

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(o)
To observe and perform all regulations imposed by the Landlord or the person or corporation responsible for the management of the said building regarding traffic circulation loading and unloading car parking and general use of the common parts of the said building and the surrounding areas.

(p)
In installing any machinery equipment or fitting at the said premises not to dig any hole or holes more than 3 inches deep in the concrete floor slab thereof and not to do any damage to the said concrete floor slab.

(q)
To mount and equip its machinery with anti-vibration absorbers and anti-dumping absorbers and to comply with all directions of the Landlord for eliminating and reducing vibrations and dumping produced by the operating and running of the machinery installed at the said premises.

(r)
Not to install any furnace, boiler or other plants or equipment in the said premises or use any fuel that might in any circumstance produce smoke without first obtaining permission in writing from the relevant government authorities and the Landlord.

(s)
Not to put place or otherwise encumber with any dust bins, garbage cans, furniture chattels or refuse or store any goods or any other things on the loading and unloading spaces on the ground floor or in the common entrances, halls, staircases, landings, passages, corridors, lifts and other common parts of and in the said building or in the smoke landings and passage in or outside the said premises.

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(t)
Not to use or cause or permit the use of the corridors, staircases or other common passages of the said building for the purpose of drying laundry or hanging or placing or storing any article or thing thereon or therein and not to permit the Tenant’s employees to use the same for loitering or eating,

(u)	Not to keep or store or cause or permit or suffer to be kept or stored any arms ammunitions gunpowder saltpetre kerosene or other explosive or combustible substance or hazardous goods in the said premises or do or cause to be done or suffer or permit any act deed matter or thing whatsoever which shall amount to a breach or non-observance of the term covenants and conditions under which the said premises are held from the Government or contained in any Deed of Mutual Covenant (if any).

(v)	Not to use the said premises or allow the same to be used for any illegal or immoral purpose.

(w)
Not to exhibit or put up any signboard other than the Tenant’s business name and the business name(s) of any of its subsidiaries only at such space as shall have been previously approved by the Landlord.

(x)
To take all reasonable precautions to protect the interior of the said premises against damage by storm or typhoon or heavy downpour of rain. To pay the Landlord on demand the cost to be incurred by the Landlord in cleaning and clearing any of the drains choked or stopped up owing to the careless use by the Tenant.

(y)
To pay and discharge punctually during the said term all water electricity charges rates, government rent and management fee and other outgoings (other than those of a capital nature) now or at any time hereafter chargeable in respect of the said premises save and except the property tax.

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(z)
To pay to the Landlord all reasonable expenses (including legal expenses on an indemnity basis) incurred by the Landlord in suing for or recovering any sum due from the Tenant to the Landlord hereunder or in connection with the protection or enforcement of this Tenancy Agreement.

(aa)
To permit the Landlord during 3 months immediately preceding the determination of the tenancy to affix and retain without interference upon any part of the said premises a notice of reletting the same and during the said 3 months to permit person with authority from the Landlord and the Landlord’s agent at reasonable times of the day upon appointment made to view the said premises.

(ab)
To permit the Landlord and his agent at all reasonable times to enter and view the state of repair of the said premises and forthwith to repair and amend any defects of which written notice shall have been given to the Tenant or left on the said premises.

(ac)
Should the Landlord or his agent find that the repairs for which the Tenant is responsible have not been carried out the landlord or his agent shall compile a list of such disrepairs and serve written notice on the Tenant to carry out works on the said premises as specified in the notice and the legal and surveying costs together with all the expenses incidental thereto shall be paid by the Tenant PROVIDED THAT should the Tenant refuse to carry out the works in the notice so served on him the Landlord or his agent may enter the said premises to carry out the said works and the costs thereof shall be borne by the Tenant.

(ad)
At the expiration or sooner determination of the term hereby created to yield up to the Landlord vacant possession of the said premises in good and tenantable repair and in their original state and condition, fair wear and tear excepted.

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4.	The Landlord hereby agrees with the Tenant as follows:

(a)
That the Tenant paying the rent hereby reserved and performing the terms, conditions and stipulations herein contained and on his part to be observed and performed shall peacefully hold and enjoy the said premises during the said term without any interruption by the landlord or any person lawfully claiming under or in trust for him.

(b)	To pay the property tax in respect of the said premises during the said term.

5.	Provided Always and it is hereby expressly agreed as follows:

(a)
If the rent hereby reserved or any part thereof shall remain unpaid for fifteen days after becoming payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to perform or observe any of the terms conditions and stipulations on his part to be performed or observed herein contained or if the Tenant shall be wound up either voluntarily (save for the purpose of amalgamation or reconstruction) or compulsorily or in the case of the Tenant not being a corporation shall become bankrupt or make any assignment for the benefit of or enter into any arrangement with his creditors either by composition or otherwise or the Tenant shall suffer any distress or process of execution to be levied on his goods then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and thereupon this Tenancy Agreement shall absolutely determine AND the said sum of HK$40,210.00 so deposited as aforesaid shall be forfeited to the Landlord (not as penalty) but without prejudice to the Landlord’s right to claim against the Tenant for any rental in arrears in respect of the unexpired term of the tenancy hereby created and any right of action of the Landlord in respect of any breach of the Tenant’s terms, conditions and stipulations herein contained and a written notice served by the Landlord on the Tenant or left at the said premises or left at his last known address to the effect that the Landlord thereby exercises the power of re-entry hereinbefore contained shall be a full and sufficient exercise of such power. Without prejudice to other rights or remedies available to the Landlord hereunder, if the Tenant shall default in paying any of the said rent or other moneys payable by the Tenant hereunder; the Landlord shall be entitled to charge, and the Tenant shall pay to the Landlord, in addition to the amount due from the Tenant, interest on the amount due from the Tenant at the rate of one per cent (1%) per month calculated from the due date for payment of the said amount to the date of payment thereof together with all legal costs and expenses incurred by the Landlord for recovering or attempting to recover the same from the Tenant on a full indemnity basis.

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(b)
The Tenant hereby further agrees that if any damage is caused to the Landlord or to any person whomsoever directly or indirectly through any defective or damaged condition of any part of the interior of the said premises the Tenant shall be wholly responsible therefor and shall make good the same by payment or otherwise and shall fully indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof and for the purpose of these presents any act default or omission of the agents or servants of the Tenant or the Tenant’s vistors shall be deemed to be the act default or omission of the Tenant.

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(c)
In case the said premises or any part thereof shall at any time during the said term be destroyed or damaged by fire, typhoon, earthquake or white ants, Acts of God, force majeure or any other cause whatsoever beyond the control of the Landlord or if the said premises should be declared as a dangerous building by the Building Authority and not attributable to any act or default of the Tenant so as to be rendered unfit for use or occupation the Landlord shall with all convenient speed repair and reinstate the same and in any of the events and so often as the same shall happen the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the said premises shall be again rendered fit for use Provided Always that the Landlord shall not be required to reinstate the said premises if by reason of the condition of the said premises or any local regulations or other circumstances beyond the control of the Landlord it is not practicable or reasonable so to do.

(d)
Any notice required to be served hereunder shall be sufficiently served on the Landlord if delivered to him by registered post at his last known address in Hong Kong and on the Tenant if delivered to him by registered post or left addressed to the Tenant at the said premises. A notice sent by post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

(e)	For the purpose of these presents any act default or omission of the agents and servants of the Tenant shall be deemed to be the act default or omission of the Tenant.

(f)
For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance, Chapter 7 and for the purpose of these presents the rent in respect of the said premises shall be deemed to be in arrear if not paid in advance at the time stipulated by paragraph 1 hereof.

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(g)	The Tenant shall under any circumstances deliver up vacant possession of the said premises to the Landlord at the expiration or sooner determination of the term hereby created.

(h)	The Tenant hereby expressly agrees that the said building is an entirely new building within the meaning of Section 3(l)(a) of the Landlord and Tenant (Consolidation) Ordinance.

(i)
The. Tenant hereby expressly declares that he has paid no premium, construction fee, key money or other sum of money of a similar nature to the Landlord or other person or persons authorised by the Landlord for the possession of the said premises or for the granting of this Agreement.

(j)
It is hereby expressly agreed that acceptance of rent by the Landlord shall not be deemed to operate as waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance of the said covenants, agreement, stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed.

(k)	The said premises are let on an “as-is” basis and no warranty is made in respect of the physical state and condition of the said premises and the building of which the said premises form part.

(l)	All costs of and incidental to the preparation completion and stamping of this Agreement shall be borne and paid by the parties hereto in equal share.

(m)
It is declared that Messrs. Lau, Wong & Chan are the solicitors for the Landlord in the preparation of the this Agreement and the Tenant shall seek independent legal advice on the terms of the this Agreement for its own protection.

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6.           Notwithstanding anything hereinbefore contained to the contrary, the Tenant is aware of the fact that the name of consumer for water and electricity supplied to the said premises is that of the Landlord. Despite the aforesaid, the Tenant hereby agrees with the Landlord that the Tenant will not at any time during the continuance of this Tenancy Agreement apply to the Water Authority and Electricity Company for the change of name of consumer for water and electricity supplied to the said premises.  For the avoidance of doubt the Tenant shall be solely liable to pay to the said Water Authority and Electricity Company all fees and charges for such supply of water and electricity to the said premises and utilized by the Tenant during the term created by this Tenant Agreement.

IT IS HEREBY DECLARED that for the purpose of interpretation of this Agreement if the context permits or requires words denoting persons shall include corporations and firms; words denoting the masculine gender shall include the feminine gender and the neuter gender; and words denoting the singular number shall include the plural number and vice versa.

AS WITNESS the hands of the parties hereto the day and year first above written.

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SIGNED by Kenneth Lo Lok	)	For and on behalf of
	)	ADCOCK INVESTMENT CO., LTD.
Fung, one of its directors,	)
	)	/s/ Kenneth Lo Lok Fung
for and on behalf of the Landlord	)	Authorised Signature
)
whose signature is verified by:	)

Dr Chan Kam Ho
Solicitor, Hong Kong SAR
Lau, Wong & Chan

SIGNED by Ning Ho Leung,	)	For and on behalf of
)
one of its directors, for and on behalf	)	SUN LINE INDUSTRIAL LIMITED
)
of the Tenant in the presence of:	)	/s/ Ning Ho Leung
Authorized Signature(s)

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RECEIVED on the day and year first	)
)
above written of and from the Tenant the sum of	)
)
HONG KONG DOLLARS FORTY THOUSAND	)
)
TWO HUNDRED AND TEN ONLY	)
)
(the same being transferred from the deposit of	)
)
HK$40,210.00 paid under the previous Tenancy	)
)
Agreement dated 18th March 2008 in respect of	)
)
the said premises made between the same parties	)
)
hereto) being the deposit money above expressed	)
)
to be paid by the Tenant to the Landlord.	)HK$40,210.00

For and on behalf of
ADCOCK INVESTMENT CO., LTD.

/s/ Kenneth Lo Lok Fung
Authorized Signature

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Dated the 4th day of March 2010

ADCOCK INVESTMENT COMPANY LIMITED

and

SUN LINE INDUSTRIAL LIMITED

*****************************************

TENANCY AGREEMENT

of

Workshop Unit 1A on the 4th Floor of Hoi Luen
Industrial Centre, No.55 Hoi Yuen Road, Kwun
Tong, Kowloon.

Term	: 2 years commencing on 1/3/2010
and expiring on 28/2/2012

Rent	: HK$18,222.00 per month
exclusive of rates, government rent
and management fee

Deposit	: HK$40,210.00

*****************************************

MESSRS. LAU, WONG & CHAN
SOLICITORS & NOTARIES
18TH FLOOR
WORLD TRUST TOWER
50 STANLEY STREET, CENTRAL
HONGKONG

Ref: GC/50763/2010/DER/ll
Dis: f:\users\lybIok\ta\ta-ind.doc47425 50763HOI

Dated the                               day of                               2010

AITKEN, VANSON & COMPANY LIMITED

And

SUN LINE INDUSTRIAL LIMITED

TENANCY AGREEMENT

OF

UNIT 2101, 21/F

AITKEN VANSON CENTRE

THIS AGREEMENT	is made the 10 day of March Two Thousand And Ten

Parties	BETWEEN the parties more particularly described and set out in the First Schedule hereto.

WHEREBY IT IS AGREED as follows:

Description of premises, term and rent
1.    The Landlord shall let and the Tenant shall take on an “as is” basis ALL THAT the premises more particularly described and set out in the Second Schedule hereto (hereinafter referred to as “the said premises”) forming part of the messuage erections and building known as AITKEN VANSON CENTRE (hereinafter referred to as “the said Building”) erected on ALL THAT piece or parcel of ground situate lying and being at No. 61 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong and registered in the Land Registry as KWUN TONG INLAND LOT No. 354 (hereinafter referred to as “the said Land”) TOGETHER with the right in common with the Landlord and all others having the like right to use and enjoy all entrances, lift hall, staircases, landings, passages and lavatories in the said Building in so far as the same are necessary for the proper use and enjoyment of the said premises AND ALSO TOGETHER with the right in common as aforesaid to use and enjoy all lifts and central air-conditioning and heating services (if any) intended for common use and provided and installed in the said Building whenever the same shall be operating for the term and at the rent more particularly described and set out in the Third Schedule hereto.

Deposit
2.    The Tenant shall on the signing of this Agreement deposit to the Landlord the sum more particularly described and set out in the Third Schedule hereto (hereinafter referred to as “the said deposit”) to secure the due performance and observance of the agreements stipulations and conditions herein contained and on the part of the Tenant to be observed and performed. At the expiration or sooner determination of this Agreement if the Tenant shall have paid all rent and air-conditioning and management charges and other sums payable hereunder and if there shall be no breach non-observance or non-performance of any of the agreements stipulations or conditions herein contained on the Tenant’s part to be observed and performed the Landlord shall refund to the Tenant the said deposit within twenty-one (21) days after delivery of vacant possession of the said premises to the Landlord but without any interest thereon but if there shall be any rent or air-conditioning and management charges or other sums payable hereunder in arrears the Landlord shall be entitled to apply the said deposit towards payment of such arrears and if there shall be breach non-observance or non-performance of any of the agreements stipulations or conditions herein contained on the Tenant’s part to be observed and performed the Landlord shall be entitled to apply the said deposit or such part or parts thereof towards remedying such breach (in so far as this may be possible) in which event the Tenant shall within seven (7) days of a written demand by the Landlord as a condition precedent to the continuation of the tenancy hereby created deposit with the Landlord the amount by which the said deposit may have been reduced (a certificate issued by the Landlord in this connection shall be conclusive and binding upon the Tenant save for manifest errors) and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to forfeit the tenancy hereby created and to re-enter on the said premises or any part of parts thereof and to recover possession of the said premises and to determine this Agreement in which event the Landlord shall be entitled to deduct sums sufficient to compensate the Landlord for all losses costs and expenses suffered as a result thereof from the said deposit without prejudice to any other right or remedy of the Landlord hereunder. In no event however shall the Tenant be entitled to treat payment of the said deposit as payment of the rent or the air-conditioning and management charges or other charges or fees or sums payable hereunder.

Tenant’s obligations	3. The Tenant to the intent that the obligations hereunder shall continue throughout the term hereby agrees with the Landlord as follows:-

To pay rent	(a)	To pay the rent on the days and in the manner herein provided for payment thereof.

To pay government rent, rates, tax etc	(b)
To pay and discharge punctually all government rent, rates, taxes, assessments, duties, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be assessed, imposed charged or levied by the Government of the Hong Kong Special Administrative Region (hereinafter referred to as “Government of HKSAR”) or other lawful authority upon the said premises or upon the owner or occupier thereof (Property Tax and expenses of a capital or non-recurring nature alone excepted). The Tenant shall unless the Landlord otherwise directs pay all rates imposed on the said premises in the first place to the Landlord or to the manager charged with the management of the said Building during the term of the tenancy (hereinafter referred to as “the Manager”) as the Landlord may so direct in writing and the Landlord or the Manager (as the case may be) shall settle the same with the Government of HKSAR and in the event of the said premises not yet having been assessed to rates the Tenant shall pay to the Landlord (or to the Manager as the Landlord may so direct in writing) a sum equal to 3% on the basis of a notional rateable value of the said premises calculated as the aggregate of twelve months’ rent payable by the Tenant on account of the Tenant’s liability under this Clause which sum shall be payable on a monthly basis in advance and any overpayment or underpayment by the Tenant shall be adjusted when the said premises have been assessed to rates. Likewise, the Tenant shall unless the Landlord otherwise directs pay all government rent in the first place to the Landlord or the Manager as the Landlord may so direct in writing and the Landlord or the Manager (as the case may be) shall settle the same with Government of HKSAR and in the event of such Government rent not yet having been assessed the Tenant shall pay to the Landlord or the Manager as the Landlord may so direct in writing, a sum equivalent to 3% of the notional rateable value of the said premises calculated as the aggregate of twelve months’ rent payable by the Tenant which sum shall be payable on a monthly basis in advance and any overpayment or underpayment by the Tenant shall be adjusted when such Government rent has been assessed.

To pay service charges and deposits	(c)
To pay and discharge punctually during the term all deposits and charges for gas, water, electricity, telephone and other services whatsoever now or at any time hereafter consumed by the Tenant and chargeable in respect of the said premises and to pay and discharge all necessary deposits for the supply of gas, water, electricity, telephone and other services for the common area and the common service facilities of the said Building when required and to comply with all requirements of the gas, water, electricity, telephone and other services authorities or suppliers relating to the use of such services or the fitting out of the said premises by the Tenant Provided That if there shall be more than one tenant to share the use of one gas, water or electricity meter (as the case may be) then the charges for the supply of gas, water or electricity (as the case may be) to such tenants shall be shared and paid by the said tenants in proportion.

To pay air- conditioning and management charges	(d)	(i)
To pay to the Landlord punctually during the term such monthly contribution towards the costs, charges and expenses for the maintenance and supply of air-conditioning and management services or otherwise as shall be required by the Landlord.

Adjustment of air- conditioning the and management charges		(ii)
If at any time during the term the operating cost relative to the supply of the air-conditioning and services or otherwise shall have risen the Landlord shall have right from time to time to increase the air-conditioning and management charges in proportion to the said increase whose assessment shall be conclusive.

Normal business hours and operating hours of air- conditioning		(iii)
To follow the normal business hours of the said Building. The normal business hours of the said Building means the hours other than on Sundays and public holiday between 8:00 a.m. and 8:00 p.m. on each Monday to Friday which is not a public holiday and between 8:00a.m. and 3:00p.m. on each Saturday which is not a public holiday. The Landlord reserves the right to alter or amend the said business hours from time to time and to such extent as the Landlord shall in its discretion deem appropriate or necessary. The Landlord also reserves the right to change the operating hours of the central air-conditioning system of and in the said Building. Unless and until otherwise changed the operating hours of such air-conditioning shall be the same as the said business hours.

Extra air- conditioning charges for extended hours of air-conditioning		(iv)
Should the Tenant require the operating hours of the air-conditioning be extended, the Tenant shall give written notice reasonably in advance to the Manager for the necessary arrangement and shall pay to the Landlord such extra and additional charges at such hourly rate or monthly contribution as shall be determined by the Landlord from time to time for the supply of extended hours of air-conditioning. For the avoidance of doubt, neither the Landlord nor the Manager gives any representation and/or warranty that any extended hours of air-conditioning can be arranged upon a request by the Tenant.

To submit fit out plans for approval	(e)	(i)
The Tenant shall within fourteen (14) days upon receipt of the Fit Out Guide in respect of the said Building at its own cost and expense prepare and submit fit out plans and specifications to the Landlord and the Manager for their approval. Failure of the Tenant to submit the fit out plans and specifications within the prescribed time for approval shall not entitle the Tenant to any extension of the commencement date of the tenancy hereby created nor to any extension of the payment of the rent or air-conditioning and management charges payable by the Tenant hereunder.

To fit out in accordance with approved fit out plans		(ii)
To fit out the said premises at the Tenant’s expense in accordance with such fit out plans and specifications as shall have been first submitted to and approved in writing by the Landlord and the Manager in a good and proper workmanlike fashion and in all respects in a style and manner appropriate to a first class industrial/office building and so to maintain the same throughout the term in good repair and condition to the satisfaction of the Landlord and the Manager. In the event of such approval being requested, it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord and the Manager all fees and costs incurred by the Landlord and the Manager in employing architects, engineers, professionals, specialist and/or consultants to vet examine and scrutinise such fit out plans and specifications. Such approval from the Landlord and the Manager shall in no event relieve the Tenant from the responsibility to obtain all necessary permits and licences pertaining to the fitting out works and the Tenant shall give all notices required and shall comply with all Ordinances, rules, regulations and all regulations and by-laws of any public utility company or authority. The Tenant shall not cause or permit to be made any variations to the approved fit out plans and specifications or to the interior design or layout of the said premises without the prior approval in writing of the Landlord and the Manager.

To comply with the terms and conditions of fitting out		(iii)	To comply with the terms and conditions as set out in the Fourth Schedule hereto which may be revoked or amended by the Landlord or Manager at any time and from time to time.

Floor-loading	(f)	(i)
Not to place on or in any part of the said premises any machinery, goods, materials, or merchandise which may cause the maximum floor loading-bearing capacity therefor to be exceeded or do anything on the said premises or any part or parts thereof whereby excessive noise, vibration or resonance or other form of excessive disturbance or annoyance is created so as to give reasonable cause for complaint to the Landlord or any other persons in or outside the said Building.

Installation of machinery		(ii)
Not to install any machinery in the said premises or any part or parts thereof before submitting for the approval of the Landlord and the Manager full particulars and information regarding such machinery (particularly as to the type and weight thereof) intended to be installed in the said premises together with a general layout plan of the said premises showing the actual position at which such machinery is intended to be installed, and obtaining approval of the Landlord and the Manager therefor. In granting any such approval (which may be granted with such condition or conditions as the Landlord and/or the Manager may in its/their reasonable opinion deem fit), it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord and the Manager all fees and costs incurred by the Landlord and the Manager in employing professional(s) to examine and give such approval.

Absorbers		(iii)
Not to mount and equip any machinery (particularly machinery with horizontal reciprocating action) in the said premises or any part or parts thereof without anti-vibration absorbers and anti-dumping absorbers of such types and design as shall be approved in writing by the Landlord and the Manager. In granting any such approval (which may be granted with such condition or conditions as the Landlord and/or the Manager may in its/their reasonable opinion deem fit), it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord and Manager all fees and costs incurred by the Landlord and the Manager in employing professional(s) to examine and give such approval.

Covenants for repair	(g)
At the expense of the Tenant to keep the interior of the said premises including but not limited to the flooring or interior plaster or other finishes or rendering to walls, floors and ceilings and the Landlord’s fixtures and fittings therein and all additions thereto including all doors, windows, air-conditioning fancoils, electrical installations and wirings, toilet equipments, ventilators, fire-fighting equipments, flush system apparatus and water apparatus in good repair and condition to the satisfaction of the Landlord and sufficiently preserve repair and maintain the same and to deliver up the same to the Landlord at the expiration or sooner determination of the term in like condition. In particular, but without in any way limiting the foregoing:

To pay cost of replacing broken windows etc.	(i)
To pay or reimburse the Landlord the cost of replacing all broken or damaged windows or glass of the said premises (or elsewhere if used exclusively by the Tenant) whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

To install repair or replace electrical wirings	(ii)
To repair or replace if so required by the appropriate company or authority under the terms of the Electricity Ordinance or any statutory modification or re-enactment thereof or any Regulations made thereunder all the electricity wiring installations and fittings within the said premises and the wiring from the Tenant’s meter or meters to and within the same.

To keep sanitary apparatus in good repair and condition	(iii)
At the expense of the Tenant to keep the water tanks, drains, pipes, toilets, lavatories, sanitary or plumbing apparatus and other water apparatus (hereinafter collectively referred to as “the Sanitary Apparatus”) used exclusively by the Tenant and its servants, employees, agents, invitees, licensees and customers in good, clean and tenantable repair and condition to the satisfaction of the Landlord and in accordance with the regulations or by-laws of all Public Health and other Government authorities concerned and to pay to the Landlord on demand clearing repairing or replacing any of the Sanitary Apparatus choked impeded blocked or stopped owing to the careless or improper use or neglect by the Tenant or any of its servants, employees, agents, invitees, licensees or customers.

To pay cost of replacing light bulbs	(iv)	To reimburse to the Landlord the cost of replacing any damaged, broken, defective or burned out electric light bulbs, tubes and globes in the said premises which are provided by the Landlord.

To be responsible for any loss or damage caused to any property or any person	(v)
To be wholly responsible for any damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the said premises or any fixtures or fittings therein for the repair of which the Tenant is responsible hereunder or in any way owing to the spread of fire or smoke or the overflow of water from the said premises or any part thereof or through the act default or neglect of the Tenant its servants agents licensees or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto, and to effect adequate insurance cover in respect of such risks.

To protect interior form storm or typhoon		(vi)
To take all reasonable precautions to protect the interior of the said premises from storm or typhoon damage and in the event of such damage being incurred to repair the damage or restore the said premises to a proper state and condition in accordance with the covenants for repair contained in this Clause 3(g).

Employ cleaning contractor	(h)	(i)	The Tenant shall employ their own staff or a cleaning contractor nominated by the Landlord or the Manager at its own expense for the cleaning of the said premises.

To be responsible for removal of garbage and refuse		(ii)
The cleaning contractor shall be responsible for the removal and disposal of all garbage or refuse each day from the said premises to such location as shall be specified by the Landlord and/or the Manager in the manner and subject to such reasonable rules and regulations prescribed by the Landlord and/or the Manager from time to time and until such time as such garbage or refuse is removed from the said Building to keep within the said premises the same securely sealed in containers of a design as specified by the Landlord and/or the Manager from time to time.

To co-operate with cleaning contractor and other		(iii)
To render full co-operation to the cleaning contractor and tenants or occupiers of the other parts of the said Building with a view to keep the said premises and the said Building at all times in a neat and tidy condition.

To pay the cost of affixing or replacing tenant’s name on the directory board		(i)
To pay or reimburse to the Landlord or its agents immediately upon demand the cost of affixing, repairing, altering or replacing as may be necessary the Tenant’s name on the Directory Board (if any) provided by the Landlord and/or the Manager. The Tenant’s name so appearing on the Directory Board in English and Chinese in uniform lettering and characters designed by the Landlord and/or the Manager shall strictly be in accordance with that appearing in this Agreement or its trading name(s) with or without its registered trade mark or logo subject to the Tenant’s request unless prior written consent to name otherwise has first been obtained from the Landlord. The Tenant shall in the event of the Tenant changing its name, notify the Landlord at least seven (7) days prior to such change of name.

To ensure security equipment in good order		(j)
To ensure at all times that all fire alarms, fire fighting equipments and other equipments for security purpose provided by the Landlord shall not be disrupted, interrupted, damaged or caused to be defective through the act, default or neglect of the Tenant or any of its servants, employees, agents, invitees, licensees or customers.

To permit Landlord to enter and view	(k)	(i)
To permit the Landlord its agents and all persons authorised by it with or without workmen or others and with or without appliances at all reasonable times to enter upon the said premises to view the condition thereof and upon prior notice to the Tenant to take inventories of the fixtures and fittings of the Landlord therein and to carry out any work or repair required to be done provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if the Landlord deems necessary.

To permit Landlord to take prospective tenants or purchasers to view		(ii)
During the three months immediately preceding the expiration of the term hereby granted the Landlord or its authorized agents shall be at liberty to take prospective tenants new purchasers to view the interior of the said premises and to display an advertisement outside the said premises offering the said premises for letting or sale.

To execute repairs on receipt of notices	(1)	(i)
On receipt of any notice from the Landlord or its authorized agents specifying any works or repairs to be done and the time in which they are to be done and which are the responsibility of the Tenant hereunder, forthwith to comply with such notice.

To permit Landlord to repair and make good the premises		(ii)
If the Tenant shall fail within fourteen (14) days of such notice, of such shorter period as shall be appropriate in case of emergency, to proceed to commence and then to continue diligently and expeditiously to comply with such notice in all respects or if the Tenant shall at any time make default in the performance of any of the agreements stipulations and conditions herein contained for or in relating to the repair decoration preservation protection or maintenance of the said premises or any part or parts thereof it shall be lawful for the Landlord and all persons authorized by the Landlord including but not limited to its agents, servants and workmen to enter upon the said premises and to carry’ out all or any of the works referred to in such notice and the cost of so doing and all expenses incurred thereby shall be paid by the Tenant to the Landlord on demand and shall forthwith be recoverable by the Landlord as debt by action Provided That if the Tenant shall fail to pay such debt within fifteen (15) days, the Landlord shall in addition be entitled to charge interest thereon but no such entry’ repair decoration preservation protection or maintenance shall prejudice the Landlord’s right of re-entry’ and forfeiture hereinafter contained.

To inform Landlord of damage or accident	(m)
To give notice in writing to the Landlord or its authorized agents as soon as practicable after the Tenant shall have become aware of any accident or of any damage caused or that may be caused to the said premises, the fixtures or fittings provided therein by the Landlord, the water pipes, the said Building or any persons thereon and of any defects or want of repair thereof.

To comply with the Fit Out Guide, DMC and House Rule	(n)	(i)
To obey and comply strictly with the provisions of the Fit Out Guide, Deed of Mutual Covenant (if any) and House Rules and to pay the Fit Out Deposit as the Manager may from time to time determine and to conduct the business of the Tenant in such manner as to prejudice the goodwill and reputation of the said Building as a first class industrial/office building

To obey and comply with all notices and announcement made by Landlord or Manager		(ii)
To obey and comply with such rules, regulations or requirements stated in notices or announcements as may from time to time be made imposed adopted introduced or amended by the Landlord and/or the Manager and/or its agents in respect of the said Building.

To comply with all ordinances etc.	(o)
To obey and comply with and to keep the Landlord indemnified against the breach of all Ordinances, regulations, by-laws, rules, requirements, directions and orders of any government or other competent authority relating to the use of and the conduct and carrying on of the Tenant’s business in the said premises as specified in the Fifth Schedule hereto or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any servant, employee, agent, invitee, licensee or customer of the Tenant and to notify the Landlord forthwith in writing of any notice received from the Manager or any statutory or public authority concerning or in respect of a possible breach of this Clause 3(o).

To be responsible for contractors servants, agents and licensees	(p)	(i)
To be responsible to the Landlord for the acts, neglects, defaults and omissions of all contractors, servants, employees, agents, invitees, licensees or customers of the Tenant as if they were the acts, neglects defaults and omissions of the Tenant and for the purposes of this Agreement “licensee” shall include any person present in, using or visiting the said premises with the consent of the Tenant expressed or implied.

To indemnify the Landlord against all actions etc.		(ii)
To indemnify and keep the Landlord indemnified from and against all actions, proceedings, claims and demands whatsoever brought or made by the tenants and occupiers of the other parts of the said Building and any third party and all costs and expenses (including legal costs on a full indemnity basis) incurred by the Landlord thereby arising in respect of any act or liability caused by or arising from the act, breach of duty, neglect or default (irrespective of whether wilful or not)of the Tenant or any of its contractors, servants, employees, agents, invitees, licensees or customers including but not limited to any breach or non-observance or non-performance of any of the agreements stipulations and conditions herein contained and on the Tenant’s part to be observed and performed or by reason of any water or smoke or offensive smell or odour originating form the said premises.

To yield up at the end of term	(q)
To quietly yield up the said premises together with all the Landlord’s fixtures, fittings and additions therein and thereto without compensation for any alterations or improvements made to the said premises at the expiration or sooner determination of term and/or this Agreement in good clean and tenantable repair and condition notwithstanding any rule of law or equity to the contrary Provided That the Tenant shall at the Tenant’s expense remove all personal property, fixtures and fittings and additions therein and thereto of the Tenant and make good all damage caused by such removal and reinstate the said premises to the condition they were in at the commencement of the term and thereupon to surrender to the Landlord all keys giving access to all parts of the said premises, the said Building or any part or parts thereof and to make good any damage caused by such removal at the Tenant’s expense.

To operate the business under specified business name		(r)
The Tenant shall operate business at the said premises under the business name of SUN LINE INDUSTRIAL LIMITED and shall produce to the Landlord a copy of Business Registration Certificate of each of the above business names together with its application form in the said business names and in the sole proprietorship/partnership (as the case may be at the date of signing hereof) of the Tenant at the address of the said premises within I month from the commencement of this tenancy.

Tenant’s restrictive covenants
(4)  The Tenant hereby agrees with the Landlord that unless it has obtained the prior written consent of the Landlord on such terms and conditions as the Landlord may impose together with such consent:-

User of the Premises		(a)
(i)     Not to use or permit or suffer the said premises or any part or parts thereof to be used for any purpose other than as specified in the Fifth Schedule hereto and at the expense of the Tenant to obtain all necessary and appropriate licences and/or permits and/or approvals necessary for the carrying on of the Tenant’s business and to comply with any local legislation, regulations and Government requirements and any subsequent amendments (if any) relating to such user on the said premises and at all times to keep current valid and subsisting all such licences and/or permits and/or approvals. For the avoidance of doubt the Landlord does not represent and/or warrant that the said premises are fit to be used for the aforesaid purposes or any part or parts thereof and/or for any particular purpose.

Not to use for illegal immoral purposes etc.		(ii)
Not to use or cause permit or suffer to be used any part of the said premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or tenants or occupiers of any other neighbouring premises of the Building.

Not to use premises as sleeping quarters or domestic premises		(iii)
Not to use the said premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any Ordinance for the time being in force or to allow any person to remain in the said premises overnight unless with the Landlord’s prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the said premises and the names of the watchmen shall first be registered with the Landlord prior to its giving such permission.

Not to prepare food	(b)	Not to allow any cooking of food on the said premises and not to cause or permit any offensive or unusual odours to be produced upon emanated from the said premises.

Not to produce music or noise audible outside	(c)
Not to produce or permit or suffer to be produced any music or noise (including sound produced by broadcasting or any apparatus or any equipment capable of producing, reproducing, receiving or recording sound) so as to constitute nuisance or give reasonable cause for complaint from the Landlord or tenants or occupiers of the other parts of the said Building or in any adjoining or neighbouring building.

Not to cause any nuisance or annoyance	(d)
Not to do or permit or suffer to be done any act or thing in or upon the said premises or any part or parts thereof which in the opinion of the Landlord may constitute a nuisance or annoyance or give cause for complaint from the Landlord or tenants or occupiers of the other parts of the said Building or in any adjoining or neighbouring building.

Not to breach Government Lease or cause insurance to be voided or premium increased	(e)
Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which will amount to a breach or non-observance of any of the terms and conditions under which the said Land is held from the Government or of the Deed of Mutual Covenant (if any) under which the Landlord holds the said premises or the building plans or the occupation permit of the said Building as approved or issued by the Government of HKSAR or whereby any insurance on the said premises or the said Building against loss or damage by fire, storm, typhoon, other insurable perils and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereof may be increased Provided That if as the result of any act, deed, matter or thing done permitted or suffered by the Tenant, the premium on any such policy of insurance shall be increased, the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase and further the Tenant shall keep the Landlord fully indemnified against all losses damages claims and demands sustained by or made against the Landlord by any person as a result of any breach by the Tenant of this Clause 4 (e) Provided That notwithstanding anything herein contained the Landlord does not warrant that any or adequate insurance against fire or any other risks exists in respect of the said premises and/or the said Building and/or all or any of the goods or property stored therein by the Tenant And the Tenant shall be responsible in any event for insurance of its property in the said premises.

Not to keep arms or combustible goods in the Premises	(f)
Not to keep or store or permit or suffer to be kept or stored in the said premises any arms, ammunitions, gun-powder, saltpetre, kerosene or other explosive inflammable combustible or hazardous substance.

Not to make or permit any alterations or additions	(g)
Not without the prior written consent of the Landlord to make or permit any alterations or additions or partitions to be made in or to the said premises or any part or parts thereof nor to pull down alter or remove any doors windows additions partitions or fixtures and fittings thereof nor to make any alterations to the fire prevention system or to the electrical wirings and installations therein nor to install any air-conditioning plant machinery or equipment therein nor to cut maim or injure nor to suffer to be cut maimed or injured any doors, windows, walls, beams, structural members or fabric thereof. The Tenant shall be responsible for obtaining the Building Authority or any other government authorities consent for such alterations additions or partitions in or to the said premises at its own expense and the Tenant further undertakes to comply with all government’s requirements and regulations relating thereto. At the expiration or sooner determination of the term the Tenant shall at its own expense remove all such alterations or additions or partitions so erected or installed by the Tenant and restore the said premises to its original tenantable state as at the commencement of the term to the satisfaction of the Landlord.

Not to install electrical wrings in premises without Landlord’s approval	(h)
Not to lay affix attach or install any electrical wirings or cables in the said premises without the prior written consent of the Landlord and the Tenant shall only carry out such electrical installation in accordance with the fit-out plan which has been duly approved by the Landlord.

Not to damage toilet facilities	(i)
Not to use or permit or suffer the toilet facilities provided by the Landlord to be used for any purpose other than that for which they are intended and not to throw or permit or suffer or be thrown therein any foreign substance of any kind and the Tenant shall pay to the Landlord on demand all costs and expenses incurred by the Landlord in making good any breakage, blockage or damage resulting from a violation of this Clause 4(i).

Not to damage main structure, walls, ceilings and other common service facilities	(j)	(i)
Not to damage mark or deface or permit or suffer to be damaged marked or defaced any main structure, fixtures and fittings, decorations, installations, lifts or other common service facilities including air-conditioning units, cloakrooms, service pantries, halls, passageways, staircases, drainage wells, walls and ceilings of the said Building outside the said premises, and to pay on demand to the Landlord all costs and expenses incurred by the Landlord in repairing, making good the damage or cleaning the same.

Not to drive nails etc. into ceilings walls or floors		(ii)
 Not without the prior written consent of the Landlord to drive or insert or permit or suffer to be driven or inserted any nails, screws, hooks, brackets or similar articles into the ceilings, walls or floors of the said premises and any other parts of the said Building outside the said premises.

Display name plate or signboard etc.	(k)
 Not without the prior written consent of the Landlord or the Manager to exhibit or display within outside or at the exterior of the said premises any name-plate, poster, flag, notice, advertisement, signboard, decoration, sign or other device, whether illuminated or not, which may be visible from outside of the said premises except in such space and in such form style and manner with lettering and characters approved by the Landlord or the Manager.

Not to encumber or obstruct passage and common areas	(l)
Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes, cartons, packages, rubbish, refuse, dustbins, garbage cans, furniture, chattels, or store of any goods, or other obstruction of any kind or nature any of the entrances, exits, staircases, landings, passageways, lifts, corridors, lavatories, lobbies or other parts of the said Building in common use so that the same are at all times kept clear and free of any obstructions of any nature and the Landlord shall in addition to any other remedies which the Landlord may have hereunder been entitled without notice and at the Tenant’s expenses to remove and dispose of as it sees fit any such obstructions aforesaid without incurring any liability therefor whatsoever whether tortious or otherwise to the Tenant or any other person whomsoever and the Tenant shall on demand pay or reimburse to the Landlord all costs and expenses incurred in such removal.

Not to lay wirings or cables etc in common areas	(m)
Not to lay install affix or attach any wirings, cables, pipes or other articles or things in or upon any of the entrances, exits, staircases, landings, passageways, corridors, lavatories, lobbies or any other common areas of the said Building outside the said premises.

Prohibition of subletting or transfer	(n)
Not to assign underlet or otherwise part with the possession of or transfer the said premises or any part or parts thereof or any interest therein or permit or suffer any arrangement or transaction whereby any person or persons who is/are not a party to this Agreement obtains or obtain the use possession enjoyment or occupation of the said premises or any part or parts thereof irrespective or whether any rental or other consideration is given therefor. The tenancy created pursuant to this Agreement shall be personal to the Tenant named in this Agreement and without in any way limiting the generality or the foregoing the following acts and events shall, unless previously approved in writing by the Landlord, be deemed to be breaches of this Clause 4 (n):-

(i)
In the case of a tenant which is a partnership any change in the constitution of the partners including the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

(ii)
In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use possess, occupy or enjoy the said premises or any part or parts thereof shall vest in the executor, administrator, personal representative, next of kin, trustee, receiver or committee of any such individual;

(iii)
In the case of a tenant which is a limited company incorporated in accordance with the laws of Hong Kong or elsewhere any take-over, reconstruction, amalgamation merger, voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof;

(iv)
The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part or parts thereof or does in fact use, possess, occupy or enjoy the same;

		(v)	The change of the Tenant’s business name without the prior written consent of the Landlord.

Not to keep animals or pets and to prevent infestation	(o)
Not to keep or permit or suffer to be kept any animals, birds or pets inside the said premises and to take all such steps and precautions at such intervals as shall be required by the Landlord and to the satisfaction of the Landlord to prevent the said premises or any part or parts thereof from becoming infested by termites, rats, mice, cockroaches or any other pests or vermins and in the event of any such infestation to permit the same to be remedied by contractor appointed by the Landlord at the Tenant’s own cost and expense.

Not to permit touting or soliciting of business	(p)
Not to permit any canvassing, pedding, touting or soliciting for business or distributing of any booklets, literatures, promotional items, pamphlets, notices or advertising matters to be conducted outside or near the said premises or in any part or parts of the said Building.

Not to hang blinds or aerial, etc	(q)
 Not to hang, fix or erect any venetian blinds or sun blinds of any description, shelters or coverings wire or aerial wirings or other things whatsoever on any exterior part of the said Building including the roof and the exterior wall of the said premises nor to do or permit to be done any act or thing which may or will alter the external appearance of the said Building.

Not to hang laundry	(r)
Not to use or cause or permit the use of the entrances, exits, halls, lobbies, corridors, staircases, landings, passageways, lavatories and other common areas of the said Building for the purpose of drying laundry or hanging or storing any articles or things thereon or therein and not to permit the Tenant’s servants, employees, agent, invitees, licensees and customers to use the same for toitering or eating.

Not to use lifts for carriage of cargoes	(s)	Not to permit or suffer the lifts to be used for the carriage of cargoes, goods and other articles or things exceeding the maximum loading limit specified therefor by a notice affixed therein.

Exclusion of Landlord’s liability	(t)
Not to hold the Landlord liable or responsible in any way to the Tenant or to any other person whomsoever in respect of any injury damage or loss of business or other liability whatsoever which may be suffered by the Tenant or by any other person or any property howsoever caused and in particular but without limitation caused by or through or in any way owing to:-

(i)
any defect in or failure or need for repair or overhaul of the supply of electricity, gas, water, telephone, air-conditioning, lifts or other service whatsoever or any surge reduction variation interruption or termination in the supply of such services or any of the same;

(ii)
any typhoon, landslide, subsidence of the ground, escape of fire, smoke fumes or other substance or thing from anywhere within the said Building, any seepage, overflow or leakage of water from any pipes, drains or fire services system or , anywhere within the said Building or the influx of rain water or sea water into the said premises or the said Building or any escape of electric current from electric wiring cables or ducts situate upon or in any way connected with the said Building or any part or parts thereof or dropping or falling of any article object or material whatsoever including cigarette ends, glass or tiles from anywhere within the said Building, or vibrations from any floor office or premises in the said Building or in the adjoining or neighbouring building;

		(iii)	any defective or damaged condition of the said premises or any part or parts thereof or the Landlord’s fixtures and fittings therein;

			(iv)	any misconduct negligence or breach of duties on the part of the Manager;

(v)
any act, neglect or default of the Tenant or other tenants and occupiers or any of their servants, employees, agents, invitees, licensees or customers of the other parts of the said Building or the adjoining or neighbouring building; and/or

			(vi)	any failure or breakage of glass or plate glass of or in the said premises or the said Building.

Landlord’s covenants	5.	THE LANDLORD HEREBY AGREES WITH THE TENANT as follows:-

To pay Government Rent and Property Tax		(a)	To pay the Property Tax and all expenses of a capital or non-recurring nature attributable to or payable in respect of the said Building.

Tenant shall have quiet enjoyment		(b)
That the Tenant paying the rent, rates and government rent, air-conditioning and management charges and all other outgoings hereby agreed to be paid on the days and in the manner herein provided for payment of the same and observing and performing the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed shall peacefully hold and enjoy the said premises during the term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

	6.	IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED as follows:-

Interest on late payment		(a)
 If the Tenant shall have failed to pay the rent, rates, government rent, air-conditioning and management charges and all outgoings payable hereunder in respect of the said premises on the day due for payment thererof, the Landlord shall without prejudice to its other rights and remedies hereunder to other rights and remedies hereunder to otherwise, be entitled to charge and the Tenant shall be liable to pay to the Landlord interest on the arrears of rent or outstanding amount of rates, government rent, air-conditioning and management charges and all outgoings hereof at such rate (as well before as after any judgment) as shall be equivalent to three percent (3%) per month from the date the same is due until the actual date of payment together with all legal costs and expenses incurred by the Landlord on a full indemnity basis for the purpose of recovering the arrears or outstanding sums in Court or otherwise from the Tenant and shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action. The Landlord shall also be entitled to disconnect or discontinue the supply of services, including but not limited to air-conditioning, water, electricity, gas to the said premises and/or to the Tenant without prior notice to the Tenant.

Landlord’s right of re-entry etc.	(b)
If the rent, rates, government rent, air-conditioning and management charges or all outgoings payable hereunder or any part thereof shall be unpaid for fifteen (15) days after the same shall become payable (in the case of the rent whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreement stipulations or conditions herein contained and on the Tenant’s part to be observed and performed or if the Tenant shall become bankrupt, or being a corporation shall go into liquidation by whatsoever reasons or for whatsoever purposes, or if any petition shall be filed for the winding up of the Tenant, or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors, or shall suffer any execution to be levied on the said premises or otherwise on the Tenant’s goods, or if the Tenant shall persistently fail in paying rent and/or air-conditioning and management charges and/or rates and government rent as when they fall due, then and in any such case it shall be lawful for the Landlord at any time thereafter to forfeit the tenancy hereby created and to re-enter on the said premises or any part of parts thereof and to recover possession of the said premises in the name of the whole whereupon this Agreement shall absolutely cease and determine and the said deposit paid pursuant to Clause 2 hereof shall be absolutely forfeited to the Landlord but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the agreements, stipulations and conditions herein contained.

Written notice shall be sufficient exercise of right	(c)
 A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of forfeiture and/or re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord.

Acceptance of rent not waiver of breach of convenant	(d)
The acceptance of any rent by the Landlord hereunder shall not operate or be regarded by the Tenant as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

Force Majeure	(e)
If the said premises or any part of parts thereof shall be rendered inaccessible or destroyed or so damaged by fire, typhoon, Act of God, force majeure or at any time during the term the said premises or the said Building or any part of parts thereof shall be condemned as a dangerous structure or a demolition order or closure order of the relevant government authorities shall become operative in respect of the said premises or the said Building or any part of parts thereof or other cause beyond the control of the Landlord and not attributable to any act or default of the Tenant as to be rendered unfit for use and occupation or inaccessible and subject to the insurance policy or policies for such risks effected by the Landlord (if any) shall not have been rendered void or voidable or payment of policy moneys refused in whole or in part in consequence of any act or neglect or default of the Tenant, the rent, rates, government rent, air-conditioning and management charges or a part thereof proportionate to the damage sustained shall cease to be payable until the said premises shall have been restored or reinstated or rendered accessible Provided Always That the Landlord shall be under no obligation to repair or reinstate the said premises And Provided Further That without prejudice to the foregoing if the whole or substantially the whole of the said premises shall have been destroyed or rendered unfit for use and occupation or inaccessible and shall not have been repaired or reinstated within three (3) consecutive months of the occurrence of the destruction or damage then either party shall be entitled at any time before the same are so repaired and reinstated to terminate this Agreement by notice in writing to the other and thereupon this Agreement and the term shall determine as from the date on which they were rendered unfit for use and occupation or inaccessible but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or liability hereunder. In the event of any disagreement between the parties hereto on the application of this Clause 6(e) then the subject of disagreement shall be referred to a single arbitrator for settlement in accordance with provisions of the Arbitration Ordinance for the time being in force.

Landlord not liable for breakdown in air- conditioning system, etc	(f)
The Landlord shall not in any circumstances be liable to the Tenant for any defect in or mechanical breakdown or failure or need for repair or overhaul of the air-conditioning system, lifts, water supply system, telephone system, power supply system and/or other building facilities or services nor shall the rent or rates and government rent or air-conditioning and management charges abate or cease to be payable on account thereof or any part of parts thereof Provided Also That if the air-conditioning system shall wholly breakdown or cease to operate for any period of seven (7) or more consecutive days, the due proportion of the air-conditioning and management charges attributable to the maintenance of the air-conditioning system but not the rent shall cease to be payable from the first day after the end of such period of seven (7) consecutive days until the air-conditioning system again commences operating.

Tenant responsible for acts of servants visitors etc	(g)
For the purpose of these presents any act, default, neglect or omission of any servants, employees, agents, invitees, licensees or customers (as hereinbefore defined) of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant.

Distress for rent	(h)
For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance, Chapter 7 of the Laws of Hong Kong, and for the purpose of this Agreement, the rent payable in respect of the said premises shall be and be deemed to be in arrear if not paid in advance at the time and in the manner stipulated in Clause 3 (a) hereof.

Waiver	(i)
To the extent that the Tenant can lawfully do so, the Tenant hereby expressly agrees to deprive itself of and to waive all rights (if any) to protection against eviction or ejection afforded by any existing or future legislation from time to time in force and applicable to the said premises or to the tenancy hereby created and the Tenant agrees to deliver up vacant possession of the said premises to the Landlord on the expiration or sooner termination of the tenancy hereby created notwithstanding any rule of law or equity to the contrary.

Non-waiver	(j)
No condoning, excusing or overlooking by the Landlord of any default breach or non-observance, or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or nonperformance or so as defeat or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing, and singed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter which it relates and in no way shall be considered as a waiver of release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future unless expressly so provided.

Landlord’s right to exhibit selling or letting notice	(k)
During the three months immediately preceding the expiration of the term hereby created, the Landlord shall be at liberty to affix and maintain without interference upon any external part of the said premises notice or advertisement stating that the premises are to be let or to be sold and such other information in connection therewith as the Landlord shall deem fit.

Service of notices	(1)
Any notice required to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid ordinary post to or delivered at the said premises or the Tenant’s last known place of business or registered office or residence in Hong Kong and, if to be served on the Landlord, shall be sufficiently served if addressed to the Landlord or such other person as may be notified in writing to the Tenant and sent by prepaid ordinary post to or delivered at the registered office of the Landlord or any other address which the Landlord may notify the Tenant from time to time. In the case of a notice sent by prepaid ordinary post as aforesaid service shall be deemed to have been effected two (2) days after the date of posting.

Legal costs and expenses		(m)
The legal costs and disbursements (including stamp duty and registration fees) of and incidental to the preparation, approval and completion of this Agreement shall be borne and paid by the parties hereto in equal shares.

Assignment	7.	In the event that the said premises or any part or parts under this Agreement is/are assigned to other person(s) (“the new Landlord”) by the Landlord, the following provisions shall apply:

		(a)
the Tenant, subject to and at the direction of the Landlord, shall accept and acknowledge the new Landlord as the new Landlord in respect of the said premises or any part of parts thereof assigned as aforesaid to whom the Tenant thereafter shall become liable according to the terms and conditions of the Agreement and shall enter into a Deed of Novation and/or Transfer to other agreement(s) or documents(s) with the new Landlord and the Landlord at the cost of the new Landlord and/or the Landlord in such reasonable form the content as satisfactory to the Landlord and the new Landlord for the purposes of confirming the release discharge and cessation of all liabilities and obligations of the Landlord hereunder including but not limited to the Landlord’s obligation in respect of the refund of the said deposit hereunder (so far as they relate to the said premises or any part or parts hereof assigned as aforesaid) and the continuation of the liabilities and obligations of the Tenant hereunder to give effect to or (as the case may be) to confirm the assumption and taking up by the new Landlord in lieu of the Landlord of all the Landlord’s liabilities and obligations hereunder including but not limited to the Landlord’s obligation in respect of the refund of the said deposit hereunder (so far as they relate to the said premises or any part or parts hereof assigned as aforesaid);

		(b)
upon the assignment of this Agreement or the said premises or any part of parts thereof and the new Landlord thereof agreeing to assume take up all the Landlord’s liabilities and obligations hereunder including without limitation its obligations to refund the said deposit to the Tenant hereunder (so far as they relate to the said premises or any part or parts thereof as aforesaid) whether contractual or otherwise shall absolutely cease and be taken up by the new Landlord and the Tenant shall only seek refund of the said deposit (subject always to the terms and conditions contained in this Agreement) from the new Landlord,

Management regulations 8.	(a)
The Landlord reserves the right from time to time and by notice in writing to the Tenant to make impose adopt and introduce and subsequently supplement amend or abolish if necessary such reasonable regulations as it may consider necessary for the management operation and maintenance of the said Building including without limitation those regulations relating to the use of the common service facilities, the lifts and the use of the loading and unloading areas in the said Building.

(b)
Such regulations shall be supplementary to the terms and conditions of this Agreement and shall bind the Tenant and any breach of the regulations shall be deemed to be a breach of this Agreement for which the Landlord may exercise all or any of its rights or remedies hereunder.

(c)
Such regulations shall not in any way derogate from the terms and conditions of this Agreement. In the event of conflict between such regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

Joint and several liability
9.    Where more than one person is named as the Tenant in the First Schedule hereto all such persons shall sign this Agreement and shall be jointly and severally liable for the performance and observance of the terms, conditions and agreements contained herein and on the part of the Tenant to be performed and observed.

No premium	10. The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this tenancy.

No warranty
11.  The Landlord has provided the standard fit-out including air-conditioning ducting, suspended ceiling, lighting and wiring system and fire sprinkler heads (“Standard Fit-out”) in the said premises. However, the Landlord does not warrant that the said premises together with the Standard Fit-out and/or the fixture and fittings thereto are fit for the purposes for which they are let or for any other purposes whatsoever intended to be used by the Tenant and shall not be liable or responsible to the Tenant for any damages or loss in respect thereof.

Full Agreement
12.   This Agreement supercedes the offer letter duly signed by the parties hereto on 10 February, 2010 and set out the full agreement reached between the parties hereto and no other representations have been made or warranties given relating to the Landlord or the Tenant or the said Building or the said premises and if any such representation or warranty has been made given or implied same is hereby waived.

Law	13. This Agreement shall be governed and construed in all respects in accordance with the laws of Hong Kong.

Marginal Notes
14.   The Marginal notes are intended only for guidance and reference and do not form part of this Agreement nor shall any of the provision in this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

Miscellaneous
15.   Unless the context otherwise requires, words herein importing the masculine gender shall include the feminine and neuter and words herein in the singular shall include the plural and vice versa and the expression “person” or “persons” shall include firms and/or corporations.

Tenant responsible for all legal costs and expenses incurred by Landlord in Tenant’s default
16.   All legal costs and expenses incurred by the Landlord (on a solicitor and own client basis) in demanding payment of rent and/or any other legal proceedings (including but not limited to levying distraint for rent) taken by the Landlord against the Tenants as a result of default of payment of rent or any other amount payable by the Tenant or the breach by the Tenant of any terms, covenants and conditions herein contained shall be recoverable from the Tenants as a debt or be deductible by the Landlord from the deposit held by the Landlord hereunder but without prejudice to the Landlord’s right of action against the Tenant for damages in excess thereof.

Name of Building
17.   The Landlord reserves the right subject to any relevant provisions of the Deed or Mutual Covenant and/or the Sub-Deed of Mutual Covenant (if any) and the House Rules in respect of the said Building to name and rename the said Building with any such name or style as it in its sole descretion may determine and at any time and from time to time by giving 3 months’ written notice to the Tenant to change, alter, substitute or abandon any such name without the same constituting an actual or constructive eviction or the Tenant and without incurring any liability to the Tenant therefore whatsoever and howsoever,

Landlord’s right regarding alterations, etc	18. The Landlord shall have the right:

(a) to change, amend, vary, add to alter the approved general building plans of the said Building;

(b)
to remove, cancel, relocate or otherwise change or carry out any alteration or addition or other works, whether of a structural nature or not, to the common areas (including but not limited to entrances, passages, corridors and staircases) and common facilities (including but not limited to lifts and public toilets) of the said Building and such other part or parts of the said Building (other than the said premises) from time to time and in such manner as the Landlord may in its absolute discretion deem fit without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability whatsoever and howsoever to the Tenant therefor;

(c)
to execute or perform any works of alteration, amendment, modification, improvement, demolition or construction of the said Building and to enter into all parts of the said Building with all necessary equipment, plant and materials for the purpose of carrying out any such works; and

(d)
to erect scaffolding, hoarding or structures of like nature for the purpose of carrying out any works referred to in this Clause, including the right to enter upon the said premises for erecting such scaffolding or other structures, notwithstanding that the same any temporarily interfere with the access to any part of the said Building.

THE FIRST SCHEDULE ABOVE REFERRED TO

LANDLORD	:	AITKEN, VANSON & COMPANY LIMITED whose registered office is situate at 33/F, AITKEN VANSON CENTRE, 61 HOI YUEN ROAD, KWUN TONG, KOWLOON.

TENANT	:	SUN LINE INDUSTRIAL LIMITED whose office is situate at UNIT 2101, 21/F, AITKEN VANSON CENTRE, 61 HOI YUEN ROAD, KWUN TONG, KOWLOON

THE SECOND SCHEDULE ABOVE REFERRED TO

UNIT 03 ON THE 21 ST FLOOR OF AITKEN VANSON CENTRE, 61 HOI YUEN ROAD, KWUN TONG, KOWLOON (as shown coloured Pink on the Floor Plan attached hereto)

THE THIRD SCHEDULE ABOVE REFERRED TO

TERM OF TENANCY	:	TWO (2) year commencing on 1st March, 2010 and expiring on 29th February, 2012.

RENT	:
HK$20,220.00 per calendar month (exclusive of rates, government rent, air- conditioning and management charges and all outgoings of every description) payable in advance without any deduction whatsoever on the 1st day of each and every calendar month and the first of such payment is to be paid on the signing of this Agreement.

MANAGEMENT FEE AND AIR-CONDITIONING CHARGES (Subject to Revision)	:
HK$5,661.60 per calendar month payable in advance without any deductions whatsoever on the 1st day of each and every calendar month and the first of such payment is to be paid on the signing of this Agreement.

RENTAL MANAGEMENT FEE AIR-CONDITIONING CHARGES DEPOSIT	:	HK$77,644.80 (which has been paid by the Tenant to the Landlord on signing the Tenancy Agreement dated 1 st March, 2007.)

THE FOURTH SCHEDULE ABOVE REFERRED TO

Terms and conditions referred to in Clause 3(e)(iii) of this Agreement:-

1.
Within fourteen (14) days upon receipt of the Fit Out Guide in respect of the said Building or such shorter period as the Manager may allow, the Tenant shall submit to the Manager full fit out plans (each in triplicate) and written supporting information of all proposals concerning the fitting-out of the said premises. The Tenant’s plans shall comply with all relevant Ordinances, Regulations and By-Laws, and without limitation to the generality of the foregoing, shall include:-

(i)	all fitting-out details, alterations and/or additions to all non-load bearing walls, doors, door openings, lift lobbies and the common areas or any part thereof as forming part of the said premises;

(ii)
detailed drawings, plans and specifications of all air-conditioning (if any) and electrical installations which shall be connected by the Tenant to utility systems provided by the Landlord or the Manager;

(iii)	details of all lighting circuits, fixtures and fittings;

(iv)	any proposed fascia sign, including its decorative and electrical components;

(v)	details of installation of any security/alarm system; and

(vi)	details of installation of any machinery.

2.
The Manager will consider the Tenant’s plans and details and may, in its absolute discretion, accept or reject the plans or details or any part of them. Upon receipt of fit out plans (both detailed plans and written supporting information) the same will be passed to the Landlord for approval. If such plans and/or details are rejected, amendments shall be re-submitted within fourteen (14) days, or as directed by the Manager, as the case may be.

3.	All works specified and approved in writing by the Manager shall be completed within three (3) months of the Tenant being notified of such approval or such longer period as the Manager may agree.

4.
When the fit out plans are approved and before any work commences full information concerning the Tenant’s contractors shall immediately be made available together with a work programme/chart to the Manager by the Tenant.

5.
For all works specified in paragraphs (i) – (iv) below the Tenant is required to use the services of the Landlord’s nominated contractors or the Manager’s nominated contractors or its own contractor as may be approved in writing by the Manager subject to such terms and conditions as may be specified by the Manager:-

(i)	Any work involving the construction or installation of any brickwork, concrete or other items of a structural nature.

(ii)	Any plumbing or drainage work.

(iii)	Any alternation or addition to any mechanical or electrical services.

(iv)	Any specialist work.

The contractor appointed by the Tenant and approved in writing by the Manager shall at all times work under the supervision and comply with the directions of the Landlord’s nominated contractors or the Manager’s nominated contractors.

6.
The contractor appointed by the Tenant shall not carry out any work in the common areas or any part thereof and all debris created by the carrying out of such work and incidental to moving into the said premises is to be cleared at the expense of the Tenant creating the same.

7.
The Tenant, his servants, agents and workmen shall co-operate fully with the Landlord or its authorized representative, the Manager and its nominated contractors and project consultants in carrying out any work on the said Building, and shall cause the work done on the said premises to be co-ordinated and carried out in such a manner as to avoid any delay or interference with the work (if any) of the Landlord on the said Building. The Tenant, his servants, agents and workmen shall obey and comply with all instructions and directions which may be given by the Manager or its authorized representatives in connection with the carrying out of such work.

8.
The Tenant is solely responsible for the safety of all the said works carried out on the said premises and for the payment of all costs charges and expenses involved therein together with of the cost of providing a temporary electricity supply, if any, the reasonable proportion of such cost of which shall be borne by the Tenant requiring such supply, and to be calculated on a daily basis at a rate as determined by the Manager.

9.
The Tenant shall indemnify the Landlord and/or the Manager against all claims arising out of the actions of his appointed contractors and others similarly employed in the said premises and other areas of the said Building in connection with the carrying out of the works.

10.	Without in any way limiting the generality of the foregoing, the Tenant shall not:-

(i)
submit any plan to the Buildings Department or other competent authority for approval without first obtaining the Manager’s written consent which the Manager may in its unfettered discretion withhold if it considers that the submission of such plan or the work proposed to be carried out could or might interfere with work being carried out on any part of the said Building;

(ii)	carry out or attempt to carry out any work which requires the consent of the Buildings Department or any other competent authority without previously obtaining such consent;

(iii)	do or permit any act or thing to be done which is likely to cause any fire risk or other hazard in any part of the said Building.

(iv)
carrying out any alteration and/or removal of the fire services equipments as provided therein including hose reels and sprinkler heads, except with the written permission and approval of the Manager and all other competent authorities (wherever necessary); and

(v)
permit or suffer to be erected, affixed, installed or attached in or on or at the partition walls between the said premises and other parts of the said Building any shelves, paintings and decorations except with the written permission and approval of the Manager and all other competent authorities (wherever necessary).

THE FIFTH SCHEDULE ABOVE REFERRED TO

The said premises shall only be used or operated for the following purpose and for no other purpose whatsoever:-

(a)
offices ancillary and directly related to an industrial operation BUT ALWAYS excluding any trade that is now or may hereafter be declared to be an offensive trade under the Public Health and Municipal Services Ordinance, or any enactment amending the same or substituted therefore.

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by TSANG SHIH CHANG	)	AITKEN, VANSON & CO., LTD.
	)	/s/ Tsang Shih Chang
for and on behalf of the Landlord whose	)	For and on behalf of
)
signature(s) is/are verified by:	)

YAU TO TUNG	/s/ Yau To Tung

SIGNED by LING HO LEUNG	)
	)	For and on behalf of
for and on behalf of the Tenant in the	)	SUN LINE INDUSTRIAL LIMITED
/s/ Ling Ho Leung
	)	Authorized Signature(s)
presence of: JENNY POON HAU CHUN	)

RECEIVED on or before the day and year first above written	)
of and from the Tenant the sum of HONG KONG DOLLARS	)	AITKEN, VANSON & CO., LTD.
SIXTY SIX THOUSAND FIVE HUNDRED AND EIGHTY	)	/s/ Tsang Shih Chang
FIVE AND CENTS SIXTY (which has been paid by the Tenant	)	For and on behalf of
to the Landlord on signing the Tenancy Agreement dated	)
1st March 2007) being the total deposit money above expressed	)
to be paid by the Tenant to the Landlord.	) HK$77,644.80

WITNESS as to signature only: -

/s/ Yau To Tung

RECEIVED on or before the day and year first above written	)	AITKEN, VANSON & CO., LTD.
of and from the Tenant the sum of HONG KONG DOLLARS	)	/s/ Tsang Shih Chang
TWENTY TWO THOUSAND ONE HUNDRED AND NINETY	)	For and on behalf of
FIVE AND CENTS TWENTY being the rent and management	)
fee and air-conditioning charges for the first month.	)	HK$25,881.60

WITNESS as to signature only: -

/s/ Yau To Tung